UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALBEMARLE CORPORATION
(Name of registrant as specified in its charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Albemarle Corporation will be held at The St. Regis Atlanta, 88 West Paces Ferry Road, Atlanta, Georgia, on Wednesday, May 11, 2011, at 7:30 a.m., Eastern Standard Time, for the following purposes:

1.	To elect the ten nominees named in the accompanying proxy statement to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.	To consider and vote upon a non-binding advisory proposal as to the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted; and

5.	To conduct any other business which may properly come before the meeting or any adjournments or postponements thereof.

Holders of shares of Albemarle Corporation common stock of record at the close of business on March 2, 2011, will be entitled to vote at the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OR THE NON-BINDING ADVISORY PROPOSAL REGARDING THE FREQUENCY OF THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

To ensure your vote is counted, you are requested to vote your shares promptly by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or over the Internet, regardless of whether you expect to attend the meeting.

If you are present at the meeting, you may vote in person even if you already have voted your proxy by mail, by telephone or over the Internet.

Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors

Karen G. Narwold, Secretary

April 4, 2011

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

ALBEMARLE CORPORATION

TO BE HELD MAY 11, 2011

APPROXIMATE DATE OF MAILING — APRIL 4, 2011

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2011 Annual Meeting (the “Meeting”) of Shareholders of Albemarle Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated The St. Regis Atlanta, 88 West Paces Ferry Road, Atlanta, Georgia as the place of the Meeting. The Meeting will be called to order at 7:30 a.m., Eastern Standard Time, on Wednesday, May 11, 2011.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Albemarle,” “we,” “us,” “our” or “the Company” means Albemarle Corporation.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our 2010 Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock (“Common Stock”) on March 2, 2011, the date established by the Board of Directors under Virginia law and our by-laws for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were outstanding 91,651,359 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. R. William Ide III and John Sherman, Jr. have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the ten nominees named in this Proxy Statement to the Board of Directors;

•	Approval of a non-binding advisory resolution approving the compensation of our named executive officers;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•

A non-binding advisory proposal as to the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted; and

•	Any other business which may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What vote is needed to approve the non-binding resolution regarding the compensation of our named executive officers?

A:	The approval of the non-binding resolution regarding the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Because your vote is advisory, it will not be binding on us or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q:	What vote is needed to approve the non-binding advisory proposal as to the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted?

A:	The non-binding advisory vote as to the frequency (every one, two or three years) with which the non-binding shareholder vote regarding the approval of the compensation of our named executive officers should be conducted will require you to choose between a frequency of every one, two or three years or to abstain from voting on that proposal. Note that shareholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Because your vote is advisory, it will not be binding on us or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Q:	What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” the resolution approving the compensation of our named executive officers, “FOR” a three-year frequency of the non-binding shareholder vote to approve the compensation of our named executive officers and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	How do I vote?

A:	Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) or employees who hold Common Stock through our Albemarle Corporation Savings Plan (“401(k) Plan”) may vote in person at the Meeting or by proxy. Registered shareholders and employees who own Common Stock through our 401(k) Plan have the following ways to vote by proxy:

•	By mail — complete, sign, date and return the enclosed proxy card or voting instruction, or

•	By telephone or over the Internet — follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders and participants in plans holding shares of Common Stock are urged to deliver proxies and voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the enclosed proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction, or otherwise complete, date and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m., Eastern Time, on May 10, 2011.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Common Stock as of the record date, March 2, 2011. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals” on page 61, or

•	appearing at the Meeting and voting in person.

If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:	Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the resolution regarding the compensation of our named executive officers, “FOR” a three-year frequency for the non-binding shareholder vote to approve the compensation of our named executive officers, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP and in the discretion of the proxy holders on any other business proposal which may properly come before the Meeting, with the following two exceptions:

•

shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and unrevoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals, and

•

shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction?

A:	It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Wells Fargo, our transfer agent, your shares will only be voted if Wells Fargo receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the New York Stock Exchange, or NYSE, your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for director, (ii) the non-binding advisory resolution regarding the compensation of our named executive officers or (iii) the non-binding advisory vote regarding the frequency with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted, in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered “routine matters.”

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of directors, withheld votes, will not be included in the vote totals for the election of directors, the non-binding advisory resolution regarding the compensation of our named executive officers, the non-binding advisory proposal regarding the frequency with which the non-binding shareholder vote to approve the compensation of our named executive officer should be conducted or the ratification of the appointment of PricewaterhouseCoopers LLP and thus will not affect the outcome of the vote for these proposals.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by our employees. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance approximately $5,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.

Q:	Could other matters be decided at the Meeting?

A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, our Code of Business Conduct and the charters of our Audit, Executive Compensation, Nominating and Governance, and Health, Safety and Environment Committees are available on our Internet website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/ and are available in print to any shareholder upon request by contacting our investor relations department as described below.

Q:	How do I communicate with the Board of Directors?

A:	Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, Attention: Chairman of the Nominating and Governance Committee or by electronic mail at governance@albemarle.com. The Chairman of the Nominating and Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on May 11, 2011.

The Proxy Statement and our Annual Report on Form 10-K are both available free of charge at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. In addition, a copy of our Annual Report on Form 10-K is enclosed. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our investor relations department as described below:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

Telephone: (225) 388-8011

We make available free of charge through our Internet website (http://www.albemarle.com/Investor_information/) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Each of the nominees presently serves as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his or her successor is elected at our 2012 annual meeting of shareholders or until his or her earlier resignation or removal.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

Mark C. Rohr; age 59; director since 2001; Chairman of the Board of Directors since August 1, 2008, Chief Executive Officer since October 1, 2002. Mr. Rohr served as our President from January 1, 2000 through March 15, 2010, our Chief Operating Officer from January 1, 2000 through September 30, 2002, and our Executive Vice President from March 22, 1999 through December 31, 1999, and Senior Vice President, Specialty Chemicals, of Occidental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and a subsidiary of Occidental Petroleum Corporation) prior thereto. Other directorships: Celanese Corporation (industrial chemical producer) and Ashland, Inc. (global chemical producer).

Mr. Rohr’s knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and directing the Company’s future. Through his service on the board of directors of several publicly-traded companies, he has developed extensive knowledge in the areas of leadership, safety, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

J. Alfred Broaddus, Jr.; age 71; director since 2004; retired, having previously served as President of the Federal Reserve Bank of Richmond until July 31, 2004. Other directorships: Markel Corporation (markets and underwrites specialty insurance products and programs for a variety of niche markets), Owens & Minor, Inc. (national distributor of medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm).

Mr. Broaddus brings to the Board of Directors substantial experience in analyzing and forecasting economic conditions both domestically and internationally gained from over 34 years as an employee or officer of a Federal Reserve Bank and a PhD in Economics. In addition, he gained valuable financial expertise at the Federal Reserve Bank since he was responsible for the preparation of the bank’s financial statements. Through his service on the boards of several other publicly-traded companies, he has also gained extensive experience in leadership, risk oversight and corporate governance matters.

William H. Hernandez; age 63; director since January 1, 2011; retired, having previously served as Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc. (“PPG”), a global manufacturer of coatings and specialty products, from 1995 to 2009. Other directorships: Eastman Kodak Company (provider of imaging technology products and services to the photographic and graphic communications markets), Black Box Corporation (provider of network infrastructure services) and USG Corporation (manufacturer and distributor of building materials).

Mr. Hernandez brings to the Board of Directors broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation. In particular,

Mr. Hernandez is highly qualified in the fields of accounting, internal controls and economics, all of which contribute to effective service on the Board of Directors. Through his service on the board of directors of other public companies, he has gained additional experience in risk management and corporate governance.

R. William Ide III; age 70; director since 2005; Partner of McKenna Long & Aldridge LLP (law firm), having previously served as Senior Vice President, General Counsel of Monsanto Corporation. Other directorship: AFC Enterprises, Inc. (the franchisor and operator of Popeyes® Chicken & Biscuits).

Through Mr. Ide’s experience as general counsel of Monsanto Corporation, he gained extensive experience with the dynamics of a global chemical company such as ours, including corporate governance, compliance and public policy. He has also gained extensive experience throughout his career having personally advised boards of Fortune 200 public companies, quasi-governmental agencies and not-for-profits in areas such as governance, risk management, crisis management and remediation of failed controls and systems, areas which are of great importance to the Board of Directors.

Richard L. Morrill; age 71; director since 2002; President of Teagle Foundation since January, 2010 and Chancellor of the University of Richmond since July 1, 1998, having previously served as Distinguished University Professor of Ethics and Democratic Values from July 1, 1998 until June 1, 2004, and as President of the University of Richmond. Other directorship: Tredegar Corporation (global manufacturer of plastic films and aluminum extrusions).

Through Mr. Morrill’s experience as Chancellor, President and Distinguished University Professor at the University of Richmond, he has developed excellent leadership skills which are valuable to the Board of Directors. In addition, having served on the board of another publicly-traded company, he has gained significant experience in risk oversight, executive compensation and corporate governance matters.

Jim W. Nokes; age 64; director since 2009; retired, having previously served until April 30, 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips (international, integrated energy company). Other directorship: Tesoro Corporation (independent refiner and marketer of petroleum products).

Through Mr. Nokes’ experience at ConocoPhillips, he gained trading and risk management skills and operational experience. In addition, having been an executive of the company during the merger of Phillips Petroleum Co. and Conoco Inc., he gained unique experience in mergers and acquisitions that aid the Board of Directors in evaluating and directing the Company’s future.

Barry W. Perry; age 64; director since 2010; retired, having previously served as Chairman and Chief Executive Officer of Engelhard Corporation (a surface and materials science company) from January 2001 to June 2006, prior to which he held various management positions since joining the company in 1993. Other directorships: Cookson Group PLC (a leading materials science company operating on a global basis in the ceramics, electronics and precious metals markets), Arrow Electronics (a global provider of electronics components and enterprise computing solutions) and Ashland, Inc. (global chemical producer).

Mr. Perry’s experience in senior leadership as Chairman and Chief Executive Officer of Engelhard Corporation uniquely positions Mr. Perry to serve on the Board of Directors. Mr. Perry also has over forty years of experience in the plastics/chemical industry. In addition, through his service on the board of directors of other publicly-traded companies, he has developed extensive knowledge in the areas of management, risk oversight and corporate governance.

John Sherman, Jr.; age 65; director since 2003; retired, having previously served as Vice Chairman of Scott & Stringfellow, Inc. (regional brokerage firm) from September 1, 2002 through December 31, 2005 and as President and Chief Executive Officer of Scott & Stringfellow, Inc. prior thereto.

Through his experience as President and Chief Executive Officer of Scott & Stringfellow, Inc., and prior service on the boards of Trigon, Anthem, and Blue Healthcare Bank, Mr. Sherman brings to the board valuable financial expertise, leadership skills and strategic planning abilities. He also provides extensive risk management knowledge.

Harriett Tee Taggart; age 62; director since 2007; consultant, having previously served until December 2006 as a Partner of Wellington Management LLC (investment management firm). Ms. Taggart was global sector equity portfolio manager and global industry analyst for the chemicals and related industries at Wellington Management LLC. Other directorships: The Hanover Insurance Group, Inc. (property and casualty insurance company) and The Lubrizol Corporation (specialty chemical producer).

Ms. Taggart’s global experience as a senior investment professional and manager and her expertise in fundamental analysis, evaluation of business strategies, financial statements and future prospects is invaluable to the Board of Directors. Her experience at Wellington Management LLC has given her valuable financial expertise for service on our Board of Directors. In addition, having served on the boards of several publicly-traded companies, she has gained experience in risk oversight, executive compensation and corporate governance matters.

Anne Marie Whittemore; age 65; director since 1996; Partner of McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. (national distributor of medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm).

Ms. Whittemore brings to the Board of Directors twenty years of experience serving on the board of directors of several publicly-traded companies. Through her service on the compensation, corporate governance and audit committees of these companies, she has developed extensive knowledge in the area of executive compensation, corporate governance and risk management. In addition, as a lawyer, she has gained extensive experience advising clients on corporate governance matters.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/.

Independence of Directors

The Board of Directors has determined that Messrs. Broaddus, Hernandez, Ide, Morrill, Nokes, Perry and Sherman and Ms. Taggart and Ms. Whittemore are “independent” directors within the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines.

In order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (2) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2010, the Board of Directors held eight meetings. Each of the directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Board of Directors Leadership Structure and Role in Risk Oversight

Board of Directors Leadership Structure

In 2008, we combined the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Rohr was elected by the Board of Directors as President and Chief Executive Officer in October 2002 and as Chairman of the Board of Directors as of August 1, 2008. Prior to his election as our President and Chief Executive Officer, Mr. Rohr served in a number of other executive positions with us since March 1999. Mr. Rohr was succeeded as President of the Company by Luther C. Kissam, IV, on March 15, 2010, but continues to serve as Chief Executive Officer and Chairman of the Board of Directors. In 2008, during the period in which our former Chairman of the Board of Directors was in the process of retiring, the Board of Directors undertook, in consultation with outside advisors, a strategic review of the Board of Directors’ leadership structure. Based on this review, the Board of Directors approved the combined leadership role. We believe Mr. Rohr’s unique experiences and understanding of our business position him well to execute strategy and business plans to maximize shareholder value.

The Board of Directors established a counterbalancing governance structure that includes a designated Lead Independent Director, as set forth in the Corporate Governance Guidelines. Mr. Sherman currently serves as our Lead Independent Director. The Lead Independent Director is elected annually by the independent directors and is responsible for presiding over the executive sessions of the independent directors and any other functions that may be delegated to the position. The Corporate Governance Guidelines provide that the Lead Independent Director will not serve more than three consecutive terms. The Lead Independent Director’s primary responsibility is to ensure that the Board of Directors provides independent oversight of management and that directors and shareholders have an independent leadership contact. For a complete listing of the Lead Independent Director’s responsibilities, see Annex A to our Corporate Governance Guidelines.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as a Lead Independent Director and independent standing Board of Directors committees, is the most appropriate structure for us and our shareholders. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board of Directors.

As part of our annual corporate governance and succession planning review, the Nominating and Governance Committee and the Board of Directors evaluates our board leadership structure to ensure that it is appropriate. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the offices of the Chief Executive Officer and Chairman of the Board of Directors.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has primary responsibility for oversight of our risks. Management has designed an Enterprise Risk Management (“ERM”) process that is led by our Chief Risk Officer, who currently is Ms. Andi Kirkpatrick. Our ERM Committee meets quarterly to review and reassess our Company-wide risks and to develop action plans to mitigate those risks. The Chief Risk Officer reports to the Audit Committee at each regular Board of Directors meeting. The ERM materials include those risks identified as the most significant, along with a review of the Company’s methods of risk assessment and risk mitigation strategies. The Audit Committee engages in regular periodic discussions with the Chief Risk Officer and other members of the ERM Committee, as appropriate.

The Board of Directors receives copies of the ERM’s quarterly reports. In addition, the Audit Committee reports to the full Board of Directors on its Committee activities, including risk oversight. On an annual basis, the Board of Directors receives a detailed report from the Chief Risk Officer regarding risk management in which the Company identifies its risk areas and oversight responsibility. The Board of Directors also engages in periodic discussions with the Chief Risk Officer and other members of the ERM Committee as appropriate.

In addition to the Audit Committee’s role in ERM and financial reporting oversight, the full Board of Directors and each of the other committees of the Board of Directors considers risks within its area of responsibility. Our Board of Directors oversees corporate strategy, business development, capital structure, market exposure and country specific risks. The Executive Compensation Committee considers human resources risks and risks that may be a result of our executive compensation programs. The Nominating and Governance Committee considers succession planning, intellectual property risks and governance risks. In addition, the Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of our health, safety and environment programs and initiatives. The Health, Safety and Environment Committee also assists the Board of Directors with oversight of matters related to the enhancement of our global reputation, our corporate social responsibility, and the stewardship and sustainability of our products. Each of the Committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the Committee level, with ultimate oversight by the full Board of Directors.

Meetings of Non-Management Directors; Lead Independent Director

Executive sessions of the independent members of the Board of Directors and executive sessions of the non-management members of the Board of Directors were held regularly in conjunction with scheduled meetings of the full Board of Directors during 2010. The Lead Independent Director presides at the executive session of the non-management directors, as provided in our Corporate Governance Guidelines. Shareholders and other interested persons may contact the Chairman of the Nominating and Governance Committee or the non-management members of the Board of Directors as a group through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 6.

Attendance at Annual Meeting

We expect all directors to attend the annual meeting of shareholders each year. All directors attended last year’s annual meeting of shareholders.

Stock Ownership Requirements

Under our policy for stock ownership by non-employee directors, all non-employee directors are expected to achieve ownership of Common Stock equal to 5,000 shares after five years of service as a director. Currently, all of our non-employee directors with at least five years of service satisfy these stock ownership requirements.

Director Continuing Education

We encourage directors to attend at least one director continuing education program every three years. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In 2010, five of our independent directors attended director continuing education programs.

Committees of the Board of Directors

The Board of Directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Audit Committee

Messrs. Broaddus (Chairman), Perry, Sherman and Stewart and Ms. Taggart currently serve on our Audit Committee. The Audit Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted by the

Board of Directors, a copy of which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 6. During 2010, the Audit Committee met on ten occasions. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the enhanced independence standards for audit committee members in the Exchange Act and the rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards of our Corporate Governance Guidelines. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board of Directors in its business judgment. The Board of Directors has also determined that each of Messrs. Broaddus and Sherman is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. For a description of the Audit Committee’s function, see “The Audit Committee Report” beginning on page 55.

Executive Compensation Committee

Ms. Whittemore (Chair) and Messrs. Ide, Morrill, Nokes, Sherman and Stewart currently serve on our Executive Compensation Committee. The Executive Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 6. The Board of Directors has determined that all of the members of the Executive Compensation Committee are (i) “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and (iii) “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance, and determining the compensation, of the Chief Executive Officer and approving the compensation structure for senior management and other key employees. In performing these duties during 2010, the Executive Compensation Committee met on seven occasions.

The Executive Compensation Committee also approves cash incentive awards, certain consultant agreements and initial compensation packages of new executive-level personnel and may grant stock options, stock appreciation rights (“SARs”), performance units, restricted stock, restricted stock units and cash incentive awards under our 2008 Incentive Plan, as amended (the “2008 Incentive Plan”).

The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the Chief Executive Officer with input from all independent directors and the Chief Executive Officer’s self evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the Chief Executive Officer. The Executive Compensation Committee periodically meets individually with members of senior management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 21.

In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and has retained Pearl Meyer & Partners (“PM&P”) as the Executive Compensation Committee’s outside independent compensation consulting firm. PM&P is a nationally recognized executive compensation consultant and the

Executive Compensation Committee has retained it to provide information concerning compensation paid by competitors and members of our Peer Group (see below) and to assist in designing compensation plans. For additional information with respect to the Executive Compensation Committee and PM&P, please see “Compensation Discussion and Analysis” beginning on page 21.

Executive Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation Committee related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Executive Compensation Committee.

Nominating and Governance Committee

Messrs. Sherman (Chairman), Ide, Morrill, and Stewart and Ms. Taggart currently serve on our Nominating and Governance Committee. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 6. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. During 2010, the Nominating and Governance Committee met on four occasions. The Nominating and Governance Committee assists the Board of Directors on all matters relating to the selection, qualification and compensation of members of the Board of Directors, as well as matters relating to the duties of the members of the Board of Directors. The Nominating and Governance Committee also assists the Board of Directors with oversight of corporate governance and succession planning for the Chief Executive Officer and other senior executives. The Nominating and Governance Committee administers the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors (the “2008 Directors Stock Plan”).

Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Governance Committee’s charter provides that the Nominating and Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Nominating and Governance Committee through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 6. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 61.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Committee evaluates a candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual members of the Board of Directors as well as the background and expertise of the Board of Directors as a whole. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board of Directors’ needs. The Committee maintains a list of general criteria for the nomination of director candidates, which incorporates the skills, qualities and experiences deemed most important to the successful governance of the Company. The Nominating and Governance Committee periodically reviews this list to determine if there are new skills, qualities and/or experiences that ought to be considered. At the same time, it evaluates the skills and performance of existing directors to assess the future needs of the Board of Directors (upon the retirement of directors or otherwise). When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation. While there is no specific weight given to any one factor, general criteria for the nomination of director candidates as set forth in our Corporate Governance Guidelines include:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for Board of Director decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	loyalty and commitment to driving our success;

•	an ability to take tough positions while at the same time working as a team player;

•

a diversity of backgrounds and expertise — whether a director is qualified to serve depends in part on the backgrounds of the other directors, so that the Board of Directors as a whole has an appropriate mix of backgrounds and breadth of experience; and

•	an ability to fit into the corporate culture to maintain the professionalism, collegiality and effectiveness of the Board of Directors and Committees.

The Nominating and Governance Committee reviews its effectiveness in balancing these considerations through ongoing consideration of directors and nominees, as well as the Nominating and Governance Committee’s annual self-evaluation process.

The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of other prospective nominees.

When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Nominating and Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy the NYSE listing standards and SEC requirements. The Corporate Governance Guidelines require that directors have the ability to understand financial reports, including balance sheets, income statements, statements of cash flow, and the various methods of measuring return on investments. The Nominating and Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

Sources for New Nominees. The Nominating and Governance Committee employs several methods for identifying and evaluating director nominees. The Nominating and Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise and, in the event that vacancies are anticipated, the Committee considers possible director candidates. The Nominating and Governance Committee may choose to use professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Guidelines.

After completing potential director nominees’ evaluations, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Governance Committee. There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.

The Nominating and Governance Committee utilized the third party search firm Russell Reynolds Associates to assist in identifying potential director candidates during 2010. The Nominating and Governance Committee did not receive any Board of Director recommendations from any shareholders in connection with the Meeting. William H. Hernandez, who was elected by the Board of Directors as a director effective January 1, 2011, was recommended by Russell Reynolds Associates in 2010 and evaluated as a candidate for the Board of Directors. Based on its review of this candidate, the Nominating and Governance Committee recommended the election of Mr. Hernandez as a director and his inclusion on the proxy card for the 2011 Annual Meeting.

Health, Safety and Environment Committee

Messrs. Morrill (Chairman), Broaddus, Perry, Nokes and Sherman and Ms. Whittemore currently serve on our Health, Safety and Environment Committee. The Health, Safety and Environment Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 6. The Board of Directors has determined that all of the members of the Health, Safety and Environment Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. During 2010, the Health, Safety and Environment Committee met on four occasions. The Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of our health, safety and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, our corporate social responsibility, and the stewardship and sustainability of our products.

Compensation of Directors

In 2010, non-employee directors received retainer fees quarterly, including an additional amount of cash compensation based on their committee service and their service as a chairperson of such committee(s):

	Quarterly	Chairperson Quarterly
Retainer Fee	$17,000	$—
Audit Committee Fee	2,250	2,250
Nominating and Governance Committee Fee	1,250	750
Health, Safety & Environment Committee Fee	1,250	750
Executive Compensation Committee Fee	2,250	2,250
Lead Independent Director	12,500	—

In addition, in accordance with the 2008 Directors Stock Plan, non-employee directors received for service as a director, shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the 2010 Annual Meeting date, which was $44.20. The number of shares granted was rounded up to the nearest 25 share increment. We also reimbursed each of our non-employee directors for reasonable travel expenses incurred in connection with attending Board of Directors and Board Committee meetings. Employee members of the Board of Directors were not paid separately for service on the Board of Directors.

The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
J. Alfred Broaddus, Jr.	$91,000	$68,510	$2,500	$162,010
R. William Ide III	82,000	68,510	2,500	153,010
Richard L. Morrill	90,000	68,510	2,500	161,010
Jim W. Nokes	82,000	68,510	2,500	153,010
Barry W. Perry	78,500	68,510	2,500	149,510
John Sherman, Jr.	114,250	68,510	2,500	185,260
Charles E. Stewart	97,750	68,510	2,500	168,760
Harriett Tee Taggart	82,000	68,510	2,500	153,010
Anne Marie Whittemore	91,000	68,510	2,500	162,010

1	Amounts shown include fees that have been deferred at the election of the director under our director deferred compensation plan.
2	Amounts shown represent the aggregate grant date fair value of stock awards recognized in fiscal year 2010 in accordance with FASB ASC Topic 718. Each non-employee director received 1,550 shares of Common Stock (some of which were deferred at the election of certain directors) for service as a director in 2010. In accordance with the 2008 Directors Stock Plan, non-employee directors received shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the Annual Meeting date, which was $44.20. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee directors. All of the shares granted as of April 20, 2010 pursuant to the 2008 Directors Stock Plan will not vest until the first anniversary of their grant date.
3	Amounts in this column do not represent compensation paid to the directors. The amounts represent the maximum amount of matching contributions by the Company that each non-employee director was eligible to designate for charitable donations to eligible organizations, up to a maximum of $2,500 per donor that were made in 2010 as part of our overall support of charitable organizations under our matching gift program for the Board of Directors.

2008 Stock Compensation Plan for Non-Employee Directors

On April 30, 2008, our shareholders approved the 2008 Directors Stock Plan, which was amended in 2010 pursuant to an amendment that was approved by the shareholders of the Company at the 2010 Annual Meeting. The 2008 Directors Stock Plan provides for the grant of shares of Common Stock to each non-employee director on the effective date of the 2008 Directors Stock Plan or who thereafter becomes a director (each, a “participant”). The Board of Directors has the authority to increase the amount of shares of Common Stock issued to each participant during the calendar year. Originally, this discretion under the 2008 Directors Stock Plan was subject to a limitation that no more than 2,000 shares of Common Stock be issued to any individual participant during any calendar year. The amendment approved by shareholders at the 2010 Annual Meeting replaced the 2,000 annual share limitation to each participant with a $100,000 limitation. In the event of a change in capital, shares of capital stock, or any special distribution to our shareholders, the Board of Directors will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.

The Board of Directors may amend, suspend or terminate the 2008 Directors Stock Plan, but no such amendment can (1) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (2) increase the total number of shares of Common Stock that may be granted under the 2008 Directors Stock Plan; provided, however, that the 2008 Directors Stock Plan may not be amended more than once every six months other than to comply with changes in the Code, or any rules or regulations promulgated thereunder. Any amendment of the 2008 Directors Stock Plan must comply with applicable rules of the NYSE.

Our Nominating and Governance Committee administers the 2008 Directors Stock Plan. The Nominating and Governance Committee interprets all provisions of the 2008 Directors Stock Plan, establishes administrative regulations to further the purpose of the 2008 Directors Stock Plan and takes any other action necessary for the proper operation of the 2008 Directors Stock Plan. All decisions and acts of the Nominating and Governance Committee are final and binding.

Deferred Compensation

Non-employee directors may defer, in 10% increments, all or part of their retainer fee and/or committee and chair fees into either a deferred cash account or a deferred phantom stock account and may defer, in 10% increments, all or part of their stock awards into a deferred phantom stock account (the “Deferred Compensation Plan”). Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash and phantom stock accounts are unfunded and maintained for record keeping purposes only. Distributions under the Deferred Compensation Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to 10 years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the Deferred Compensation Plan, distributions will begin on the February 15 following the earlier of the participant’s attainment of age 65 or ceasing to be a director. The maximum aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan is 200,000 shares. For 2010, Mr. Broaddus elected to defer all of his committee and chair fees, part of his retainer fees and all of his stock compensation into his deferred phantom stock account. Ms. Whittemore elected to defer all of her stock compensation into her deferred phantom stock account. Mr. Ide elected to defer all of his stock compensation into his deferred phantom stock account, and defer all of his committee and retainer fees into his deferred cash account and his deferred phantom stock account. Mr. Perry elected to defer all of his stock compensation into his deferred phantom stock account, and defer all of his committee and retainer fees into his deferred cash account.

Retirement Compensation

Any director who became a member of the Board of Directors on or before October 27, 1999 and retires from the Board after age 60 with at least five years of service on the Board of Directors receives, commencing with retirement from the Board of Directors, $12,000 per year for life, payable in quarterly installments. Ms. Whittemore is the only director up for election that is eligible for this benefit upon her retirement after age 60. Mr. Stewart who will retire as of the date of the 2011 Annual Meeting is also eligible. The payment period limitation on this benefit may be waived in certain circumstances. In addition, such retirement payments to former directors may not commence and may be discontinued under certain circumstances. Retirement benefits are not available to any director who became a member of the Board of Directors after October 27, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Executive Compensation Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chair of the Audit Committee has delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chair) approves only those related person transactions that it determines in good faith to be in our best interests and the best interests of our shareholders.

To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that the compliance officer determines that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee was not presented with, and the Company did not participate in, any related person transactions in 2010.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of Common Stock.

STOCK OWNERSHIP

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of December 31, 2010, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	6,234,370	(1)	6.81%

*	Calculated based upon 91,593,984 shares of Common Stock outstanding.
1	Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. with the SEC on February 3, 2011.

Directors and Executive Officers

The following table sets forth as of March 11, 2011, the beneficial ownership of Common Stock by each director of the Company, the executive officers named in the Summary Compensation Table on page 39, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power(1)	Albemarle Savings Plan Holdings	Number of Shares with Shared Voting and Investment Power		Total Number of Shares		Percent of Class*
J. Alfred Broaddus, Jr.	3,225	—	—		3,225	(2)	*
Richard J. Diemer, Jr.	—	1,929	25,000	(8)	26,929	(7)	*
Richard G. Fishman.	37,001	1,423	400	(8)	38,824	(7)	*
William H. Hernandez.	5,000	—	—		5,000		*
R. William Ide III	6,100	—	—		6,100	(3)	*
Luther C. Kissam IV	138,110	3,152	—		141,262		*
Richard L. Morrill	14,737	—	—		14,737		*
Karen G. Narwold	15,000	119	—		15,119		*
John J. Nicols	20,171	18,165	—		38,336		*
Jim W. Nokes	5,261	—	—		5,261		*
Barry W. Perry	—	—	—		—	(4)	*
Mark C. Rohr	454,614	7,287	—		461,901		*
John Sherman, Jr.	12,417	—	—		12,417	(5)	*
John M. Steitz	160,480	16,529	—		177,009		*
Charles E. Stewart	27,486	—	—		27,486		*
Harriett Tee Taggart	1,550	—	5,336	(8)	6,886		*
Scott A. Tozier	25,000	30	—		25,030	(7)	*
Anne Marie Whittemore	16,023	—	700	(8)	16,723	(6)	*
Directors and executive officers as a group (18 persons)	942,175	48,634	31,436		1,022,245		1.1%

*	Indicates, beneficial ownership of less than 1% of Common Stock. Calculated based upon 91,651,359 shares of Common Stock outstanding as of March 11, 2011 and assuming conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.

1	The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 11, 2011: Mr. Fishman: 26,001 shares; Mr. Kissam: 12,000 shares; Mr. Nicols: 5,000; Mr. Rohr: 171,167 shares; and Mr. Steitz: 12,000 shares.
2	Mr. Broaddus has elected to defer all or a part of his stock compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2010, Mr. Broaddus had accumulated 13,725 phantom shares. See “Compensation of Directors — Deferred Compensation” on page 17.
3	Mr. Ide has elected to defer all or a part of his stock compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2010, Mr. Ide had accumulated 16,444 phantom shares. See “Compensation of Directors — Deferred Compensation” on page 17.
4	Mr. Perry has elected to defer all or part of his stock compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of common stock. The phantom shares are not reflected in the table above. As of December 31, 2010, Mr. Perry had accumulated 1,564 phantom shares. See “Compensation of Directors — Deferred Compensation” on page 17.
5	Mr. Sherman has elected to defer all or part of his stock compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of common stock. As of December 31, 2010, Mr. Sherman had accumulated 9,938 phantom shares. See “Compensation of Directors — Deferred Compensation” on page 17.
6	Ms. Whittemore has elected to defer all or part of her stock compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2010, Ms. Whittemore had accumulated 4,330 phantom shares. See “Compensation of Directors — Deferred Compensation” on page 17.
7	Mr. Diemer resigned from the Company as of August 31, 2010 and Mr. Fishman became Interim Chief Financial Officer as of September 1, 2010. Scott A. Tozier succeeded Mr. Fishman as Chief Financial Officer on January 31, 2011.
8	Shares held jointly with or separately by spouse of officer or director, as the case may be.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation for our named executive officers.

2010 COMPENSATION HIGHLIGHTS

•

The Company made significant changes within our executive officer group during 2010. In accordance with the management development and succession plan established by our Board of Directors, in March 2010, Luther C. Kissam IV was promoted to the position of President from the position of Executive Vice President of Manufacturing, Law and Corporate Secretary. Karen G. Narwold was identified and successfully recruited to replace Mr. Kissam, joining us as Senior Vice President, General Counsel and Corporate Secretary in September 2010. In addition, Scott A. Tozier was identified and successfully recruited to replace Richard J. Diemer, joining us as Chief Financial Officer in early 2011.

•

Delivery of positive results against our 2010 Company goals resulted in above-target annual incentive plan award payouts. For the 2010 Annual Incentive Plan, or AIP, targets were established to provide an incentive for the achievement of significant improvements in EBIT from recessionary-level 2009 earnings. Double-digit percentage growth was required to receive any award for EBIT performance — 19% growth from the prior year was required to achieve the threshold level of performance, 29% growth to achieve the target level of performance and 40% growth to achieve the superior level of performance. Significant improvements over 2009 were also targeted in cash flow from operations.

The 2010 AIP financial performance metrics and our performance against these metrics were:

	Threshold Level	Target Level	Superior Level	2010 Results
EBIT	$263 MM	$286 MM	$310 MM	$449 MM
Cash flow from operations	$275 MM	$340 MM	$375 MM	$417 MM

Together with our stewardship metrics (safety, governance, environmental responsibility and green innovation), our performance yielded a composite score of 193% for our 2010 AIP.

The Company was well-positioned to take advantage of the improvement in economic activity that occurred in 2010. We achieved EBIT of $449 MM, representing an increase of approximately 103% over 2009. This level of EBIT allowed us to maintain our level of cash flows from operations from 2009, despite the increase in working capital necessary to support higher 2010 sales volumes. These EBIT results were driven by increases in volume across all business segments, by improvements in selling price and product mix, and by the impact of a favorable production rate on costs. While not a measure in our AIP, shareholders experienced a 53% increase in the Company’s stock price over the performance period, resulting in a market capitalization increase to $5.1 billion. Including dividends, the total shareholder return over the same period was approximately 55%.

•

We established a balanced approach to Long-Term Incentive (LTI) grants focused on rewarding Company financial performance and share price growth. Approximately 60% of the 2010 LTI value granted to our named executive officers came in the form of performance share units, which reward EBIT growth over a two-year performance period, with an additional one-year vesting period applied for half of the award earned to encourage retention. The remaining portion of the 2010 LTI grant (approximately 40% of the value) was delivered in the form of stock options, which vest in equal installments over 3-years, focusing on the improvement of our share price from current levels. We used these same programs and weightings for our 2011 grant to our named executive officers, and remain committed to orienting our future LTI programs to encourage the achievement of long-term growth in our financial performance and the positive total shareholder returns that such performance is intended to drive.

What are our compensation principles?

The Executive Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for our Chief Executive Officer and our other named executive officers. Our overarching goal is to create executive compensation plans linked to the creation of sustained shareholder value. To accomplish this, our plans are designed to:

Support our business strategy — We align our programs with business strategies focused on long-term growth and sustained shareholder value. Our plans provide incentive to our executives to overcome challenges and exceed our Company goals.

Pay for Performance — We ensure that a large portion of our executive pay is dependent upon the achievement of specific corporate and individual performance goals. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

Pay Competitively — We set target compensation to be competitive with peer companies of similar size, value and complexity. We set “stretch” objectives that if achieved are designed to place us in the top quartile of industry performance.

What are our compensation objectives?

In designing our compensation plans, our objectives are to:

•	Drive superior business and financial performance — we build programs that provide incentive to our executives to achieve or exceed goals.

•	Attract, retain and motivate the right people in the right job — we reward our executives that perform at a high level.

•	Align our executives with shareholders’ long-term interests by building significant ownership of Company stock into our pay programs.

•	Focus on the long-term — our long-term incentive compensation plan is focused on long-term results.

•	Create balanced program elements that discourage excessive risk taking.

Who are our named executive officers?

The Company’s named executive officers for 2010 were:

Name	Title
Mark C. Rohr	Chairman of the Board and Chief Executive Officer
Luther C. Kissam IV	President
John M. Steitz	Executive Vice President and Chief Operating Officer
Richard J. Diemer, Jr.	Senior Vice President and Chief Financial Officer (until August 31, 2010)
Richard G. Fishman	Vice President, Treasurer and Interim Chief Financial Officer (as of September 1, 2010)
John J. Nicols	Vice President, Catalysts

What are the components of our executive compensation program?

We provide our named executive officers with the following components of compensation:

Annual	Long-Term	Benefits	Post-termination Benefits
Annual base salary and annual cash incentive awards

Long-Term Incentive Plan awards comprised of a combination of performance stock units and stock options.

Equity grants for retention of critical executive talent typically comprised of restricted stock or restricted stock units

		Various health and welfare benefits, including health and life insurance, retirement benefits and savings plan.	Severance and change in control benefits

There are no material differences in compensation policies among the individual named executive officers, other than retirement benefits for employees hired after April 1, 2004 who participate in our defined contribution plan rather than the defined benefit pension plan. In establishing the compensation opportunities for our named executive officers, the Committee carefully considers their roles and responsibilities relative to the Peer Group (as defined on pages 24-25), as well as their performance and contribution to the long-term creation of shareholder value.

For each named executive officer, the Committee annually reviews all elements of compensation, including the level of each individual component of compensation and the resulting overall total compensation mix. The Committee generally manages both the individual components of compensation and total compensation relative to the median of the competitive data of the Peer Group. In setting the compensation for each named executive officer, the Committee also considers other factors, including the scope and complexity of the executive’s position, their level of performance, the executive’s skills and experience, and their contribution to the overall success of the Company. As a result, we do not set total compensation or the component parts thereof at levels to achieve a formulaic relationship with the median of the Peer Group.

How do we assure that our compensation program keeps our named executive officers focused on long-term success?

We assure that our compensation programs keep our named executive officers focused on the long-term success of our Company by making a substantial portion of their long-term pay subject to the achievement of specific performance measures, requiring our named executive officers to hold a material amount of Company stock through our ownership guidelines detailed below, and granting stock-based awards with vesting periods extending over several years after the grant date.

Performance-Based Compensation

A substantial portion of each named executive officer’s compensation is payable through performance-based incentives. This results in a significant portion of total direct compensation being subject to the achievement of performance goals established as a condition for earning annual cash incentive awards and long-term equity incentive awards, leading to increased pay for higher levels of corporate performance.

Our long-term performance stock unit awards typically have a two-year performance period, with the vesting of any award earned occurring in two equal tranches — the first tranche after the end of the second year of the performance period and the second tranche one year later. Restricted shares or restricted share units typically have a minimum vesting period of three years. Stock options typically have a three year vesting period. These awards reinforce the focus of our named executive officers on the long-term success of the Company by aligning their personal success with that of other shareholders as well as encourage retention.

Ownership and Holding Requirements Focus on Long-Term Success

To further align the interests of members of management with our shareholders, the Company has adopted stock ownership guidelines that require the accumulation and retention of our Common Stock. In early 2010, our Committee re-evaluated our holding requirements and set a fixed number of shares to be held by our named executive officers and other officers. Officers are given five years to meet their holding requirements. The Committee reviews the holdings of our named executive officers annually and, as of March 11, 2011, they each exceeded these requirements. Based on a review of the ownership guidelines, our ownership guidelines are higher than the median of the Peer Group. The following table provides the number of shares of Common Stock that each of our named executive officers must own:

Name	Shares
Mark C. Rohr	150,000
Luther C. Kissam IV	75,000
John M. Steitz	75,000
Richard J. Diemer, Jr.	75,000
Richard G. Fishman	15,000
John J. Nicols	35,000

In addition, to further align our executives with the interests of our shareholders, our Insider Trading Policy provides for purchases and sales of our stock by named executive officers only during the 45-day period beginning on the third trading day following an earnings announcement and only after being cleared to trade by our General Counsel, or in accordance with previously existing Rule 10b5-1 trading plans that meet applicable SEC requirements. None of our named executive officers currently has such a plan.

How is Competitiveness Established?

The Committee structures executive compensation so that total targeted annual cash and long term compensation opportunities are competitive with comparable positions at companies considered our peers (“Peer Group”). The Committee has chosen to use the Dow Jones Chemical Index companies as our Peer Group, in part because the composition of the group is determined by an independent third-party rather than by the Committee or by Company management. We intend that the level of compensation for our named executive officers will be competitive with the compensation offered by publicly-held companies that are similar to us with regard to business challenges and industry focus. We believe this allows us to successfully attract and retain the executive talent critical to our long-term success. When considering what is competitive for the Company, the Committee generally considers the median of data from the Peer Group in addition to supplementary survey information from nationally recognized compensation surveys.

In setting 2010 salaries, incentive opportunities and total compensation, the Committee considered levels of compensation paid by the following group of chemical companies, which we refer to as the Peer Group:

A. Schulman Inc.

Air Products & Chemicals, Inc.

Airgas, Inc.

Ashland Inc.

Avery Dennison Corporation

Cabot Corporation

Calgon Carbon Corporation

Celanese Corporation

CF Industries Holdings, Inc.

Cytec Industries Inc.

The Dow Chemical Company

Eastman Chemical Company

Ecolab Inc.

E.I. DuPont de Nemours and Company

FMC Corporation

H. B. Fuller Company

Huntsman Corporation

International Flavors & Fragrances Inc.

The Lubrizol Corporation

Minerals Technologies Inc.

The Mosaic Company

Olin Corporation

OM Group, Inc.

PPG Industries, Inc.

Praxair, Inc.

Rockwood Holdings, Inc.

RPM International Inc.

Sensient Technologies Corporation

Sigma-Aldrich Corporation

Terra Industries Inc.

Tredegar Corporation

The Valspar Corporation

W.R. Grace & Co.

Zep Inc.

As of the beginning of 2011, Newmarket Corporation and Solutia Inc. had been added to the Dow Jones Chemical Index, while Terra Industries Inc., Tredegar Corporation, Zep Inc. and The Valspar Corporation had been removed. The Committee used this revised Peer Group for the purpose of making 2011 compensation decisions.

How is compensation established for our named executive officers?

The Committee does not rely exclusively on the Peer Group data or survey data in establishing target levels of compensation. The Committee does not have a rigid or formulaic process (e.g., by assigning specific weights or values to each member of the Peer Group) to set pay levels, but utilizes the Peer Group data and survey data as one of many tools to assist the Committee. Survey information provided by PM&P helps the Committee to confirm the validity and provide broader context to the data, as well as provide data for positions where Peer Group data is not available from public filings with the SEC. In setting compensation levels, the Committee considers the following factors:

•	the competitive data (Peer Group and survey data), focusing on the median of the data as a starting point;

•	each executive’s performance;

•	each executive’s scope of responsibility and impact on the Company’s performance and contribution to our long-term success;

•	internal equity — an executive’s compensation level relative to his or her peers, direct reports and supervisors;

•	the Chief Executive Officer’s recommendations for his direct reports; and

•	the views of the members of the Committee on individual contribution based upon interaction with the named executive officers on corporate matters.

The Committee incorporates flexibility into its compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We believe this approach permits us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our named executive officers’ engagement, focus, motivation and enthusiasm for our future.

Each of our named executive officers’ performance is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the Committee and the Board of Directors. For 2010 and 2011, the Committee believed fixed salary and benefits, when added to the potential variability of the annual and long-term incentives, provided an appropriate mix of financial security, risk and reward.

Annual Compensation: Base Salaries

Base salary provides our named executive officers with a basic level of financial security and promotes the Committee’s objectives by attracting and retaining top talent. Base salary increases for our Chief Executive Officer are determined by the Committee and approved by the Board of Directors. Base salary increases for our other named executive officers are recommended by our Chief Executive Officer and subject to review and approval by the Committee.

Executive Officer	Annualized 2009 Base Salary	Increase	Annualized 2010 Base Salary
Mark C. Rohr	$900,000	$—	$900,000
Chairman and Chief Executive Officer
Luther C. Kissam IV	$400,020	$149,980	$550,000
President
John M. Steitz	$500,040	$49,960	$550,000
Executive Vice President and Chief Operating Officer
Richard J. Diemer, Jr.(1)	$420,000	$20,000	$440,000
Senior Vice President and Chief Financial Officer
Richard G. Fishman(1)	N/A	N/A	$280,000
Vice President, Treasurer and Interim Chief Financial Officer
John J. Nicols	$340,020	$49,980	$390,000
Vice President, Catalysts

(1)	Mr. Diemer resigned from the Company as of August 31, 2010 and Mr. Fishman became Interim Chief Financial Officer as of September 1, 2010. Scott A. Tozier succeeded Mr. Fishman as Chief Financial Officer on January 31, 2011.

The 2010 base salary increase (37.5%) for Mr. Kissam reflects his March 15th assumption of the role of President of the Company, and the Committee’s judgment as to an appropriate initial salary for Mr. Kissam in that role. Mr. Steitz’s base salary increase (10%) was determined by the Committee in recognition of the responsibilities of his position and his long-term contributions to the success of the Company. Mr. Nicols’ base salary increase (14.7%) was chosen by the Committee in recognition of the importance of his role to the Company and to improve the competitive position of his base salary relative to the Peer Group. The Committee is satisfied that each named executive officer’s salary is reasonable and appropriate at the current time based on each executive’s responsibilities and performance.

2011

The Committee reviewed and approved salary increases for some of our named executive officers in March 2011. Such salary increases will go into effect on April 1, 2011. The annualized 2011 base salaries for Messrs. Rohr, Kissam, Steitz, Tozier and Nicols will be $900,000, $625,000, $572,000, $400,000 and $410,000, respectively. The size of Mr. Kissam’s salary increase ($75,000 or 13.6%) further reflects his 2010 assumption of the role of President of the Company, and was determined by the Committee after a review of base salary data from Peer Group proxy statements filed in 2010.

Annual Compensation: Annual Cash Incentive Award Plan

The purpose of the annual cash incentive award plan (AIP) is to reward achievement of annual goals and objectives and to provide comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. Each year, management proposes and the Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Directors. By using goals and objectives thoroughly reviewed by the Board of Directors, the Committee rewards participants for achieving performance levels that management has identified and the Board of Directors has agreed are critical to creating and sustaining long-term shareholder value.

We believe these annual cash incentive awards provide our named executive officers with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and further align the financial interests of our named executive officers with those of our shareholders. The selected performance criteria include Company-wide performance goals, and for certain participants, including our named executive officers, specific performance goals related to their job function. Key features of the annual cash incentive award plan include the following:

•	a primary emphasis on sustained Company-wide financial growth as measured by such metrics as EBIT and cash flow from operations;

•	a quantitative and qualitative assessment of our strategic achievements in areas of stewardship (safety, governance, environmental responsibility and green innovation);

•	a structured approach to determine awards by measuring against pre-established metrics; and

•

the recognition of individual leadership achievements and contributions of participants by making the award subject to an individual performance modifier (which can result in either an enhancement or reduction in the award earned).

For 2010, the Committee established the following mix of Company performance measures for the Annual Incentive Plan:

Metrics	Weight
EBIT	60%
Cash flow from operations	30%
Stewardship	10%

Total	100%

The targets for each metric were set by the Committee, taking into consideration our expected performance based upon our business plan and recommendations from management. The following table summarizes the threshold, target, and superior levels and actual results for the EBIT and cash flow from operations metrics for 2010. EBIT is defined as combined income of each segment before interest and taxes less corporate expenses before special items for the calendar year in the measurement period as determined by the Company. The cash flow from operations represents the cash flow from operations before special items and pension contributions since December 31, 2009. Awards for performance between the identified points are interpolated.

	Threshold Level	Target Level	Superior Level	2010 Results
EBIT	$263 MM	$286 MM	$310 MM	$449 MM
Cash flow from operations	$275 MM	$340 MM	$375 MM	$417 MM

The required performance levels for stewardship (safety, governance, environmental responsibility and green innovation) metrics were determined by the Committee’s assessment of the level of achievement of ten different stewardship objectives, with each objective weighted evenly. We believe financial measures are important but are not sufficient to fully assess Company-wide performance. Safety, governance, environmental responsibility and green innovation performance objectives are key measures to assess Company performance. For 2010, five of these metrics were scored at the “superior” performance level, three were scored at the “target” performance level, and two were scored at the “do not meet target” performance level. A summary of performance against the targets is further set out on page 29.

Why did the Committee choose these performance metrics?

The Committee chose these performance targets to align the annual incentive plan with the Company’s 2010 goals and objectives as established by management and the Board of Directors. The Committee chose the relative weights of the performance measures based on the Committee’s desire to emphasize financial results (an increase in EBIT and cash flow from operations) while maintaining a focus on non-financial initiatives.

We believe that EBIT, cash flow from operations, and our stewardship metrics are appropriate and effective measures of annual Company-wide performance. The threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The superior level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the annual cash incentive components are met. For example, the Committee may take into account effects of items that were not foreseen or contemplated when the performance goals were set, such as mergers, corporate restructurings, stock splits, or other exceptional, one-time or non-recurring events by backing out the impact of such events on the performance goals being measured. The Committee retains the right to exercise discretion in determining the level of the award to ensure that payouts from the plan produce their desired result.

How much can the named executive officers earn?

Each of our named executive officers can earn a bonus targeted at a certain percentage of his base salary based on performance. For 2010, our named executive officers could earn 60% (Fishman and Nicols), 70% (Steitz and Kissam), or 110% (Rohr), of their base salary for achieving target performance levels under the Annual Incentive Plan Company-wide metrics. For superior corporate performance, up to two times target may be earned. For corporate performance that does not reach threshold levels, the named executive officers will not earn a bonus. For corporate performance above the threshold level, named executive officers earn bonuses in an amount prorated on a linear basis up to 100% of target bonuses at target levels of corporate performance and up to 200% at superior levels of corporate performance. In addition, based on specific individual performance goals, an additional amount may be earned up to the maximum allowable levels under the plan described below.

The 2008 Incentive Plan is compliant with Code Section 162(m) and therefore allows for the full tax deduction of the annual incentive payments. Under the 2008 Incentive Plan, the maximum annual incentive payments are limited to three times the target level bonuses of each named executive officer. The 2008 Incentive Plan also defines the maximum amount for the awards that can be allocated each year to the Chief Executive Officer and to the other named executive officers. If EBITDA before special items (as defined in the 2008 Incentive Plan) exceeds 5% of Net Sales, the awards are initially set at the maximum levels under the plan. The annual incentive awards actually paid to the named executive officers are determined by the Committee. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the 2008 Incentive Plan and uses its discretion to downwardly adjust the maximum level of incentive payment under the plan to establish an incentive award for each executive at the performance level achieved against the Company’s financial growth and stewardship goals and the individual performance modifier for such executive.

When making its determination of how much to downwardly adjust incentive awards, the Committee analyzes the Company’s performance (utilizing the AIP metrics described above) and each individual’s performance. Subject to the Code Section 162(m) limitation, the Committee generally calculates the maximum bonus potential by multiplying the named executive officer’s base salary x target % eligible x up to 200% for superior Company performance x up to 150% for individual performance (referred to herein as the individual performance modifier). Because the actual bonus paid to the named executive officer is an amount below the maximum potential bonus, the Committee’s assessment in general, and the determination of the individual performance modifier in particular, involve significant discretion on the part of the Executive Compensation Committee to look at the Company’s and the executive’s performance as a whole to determine an appropriate bonus.

The Committee generally sets the annual cash incentive award opportunity for each of our named executive officers near the median of data from the Peer Group and survey information. The Committee believes these amounts are competitive and provide an appropriate level of opportunity and reward. The Committee also believes that payout at the maximum amount requires achievement of stretch corporate and individual goals.

The maximum cash incentive established for each of our named executive officers in 2010 was:

Mark C. Rohr	$2,970,000
Luther C. Kissam IV	$1,155,000
John M. Steitz	$1,155,000
Richard J. Diemer, Jr.	$792,000
Richard G. Fishman	$504,000
John J. Nicols	$702,000

What are the Individual Performance Modifiers?

At the beginning of 2010, individual objectives were set for each of the named executive officers. Individual performance is evaluated after the end of the year by comparing actual performance to the pre-established leadership objectives. The Executive Compensation Committee assesses the performance of the Chief Executive Officer, and the Chief Executive Officer conducts a similar assessment for the other named executive officers that is presented and reviewed by the Committee.

Key performance goals include leadership objectives and strategic results-oriented business objectives. At the end of each fiscal year, each participant is given an individual assessment (or individual performance modifier percentage) and a determination is then made as to the final bonus amount that takes into account both the Company-wide successes and individual successes. The individual performance modifier percentage can range from 80% - 150% of the named executive officer’s annual cash incentive plan target percentage.

How did we perform against our Annual Incentive Plan Metrics?

	2010 Results	Achievement Against Target
EBIT	$449 MM	200%
Cash flow from operations	$417 MM	200%
Stewardship	5 at “superior,” 3 at “target,” 2 at “did not meet target”	130%
Overall Achievement		193%

What did our named executives earn in 2010 under the Annual Incentive Plan?

The Committee viewed the Company’s 2010 performance as being very strong, noting that the “superior” levels of performance for the financial metrics in the Annual Incentive Plan were significantly exceeded by the actual results achieved. The Committee determined that the potential bonus awards were funded at maximum due to the Company reaching its 162(m) trigger. After making this determination, the Committee then evaluated the Company’s performance achievements and each executive’s individual performance as evaluated against their leadership goals established at the beginning of the year to determine the final bonus amount for each named executive officer. The Committee concluded that while each of the named executive officers achieved substantial results as measured against their individual performance goals, the overall level of Company performance and the resulting score (193%) represented an appropriate reward for 2010 accomplishments for the majority of the named executive group.

	2010 Annual Incentive Plan Payouts
Name	Target Bonus Amount	Actual Bonus Amount	Individual Performance Modifier	Actual as % of Target
Mark C. Rohr	$990,000	$1,910,000	100%	193%
Luther C. Kissam, IV	$385,000	$743,000	100%	193%
John M. Steitz	$385,000	$743,000	100%	193%
John J. Nicols	$234,000	$475,000	105%	203%
Richard Fishman	$168,000	$390,000	120%	232%

Consistent with proposals from management, the Committee applied an individual performance modifier of approximately 105% to Mr. Nicols’ award, in recognition of his 2010 contribution in helping to lead the further development of the Company’s long-term strategic plan. The Committee similarly applied an individual performance modifier of approximately 120% to Mr. Fishman’s award, in recognition of his performance in the role of interim Chief Financial Officer, where he led improvements in finance staff development and communications, capital structure enhancements, pension plan funding strategy, and tax planning and compliance processes. Mr. Diemer’s target bonus amount was $264,000; however, he did not receive a bonus because he left the Company during 2010.

2011

In March 2011, the Committee approved 2011 Annual Incentive Plan performance metrics that represented no change from the metrics (EBIT, cash flow from operations and stewardship) or the weightings (60%, 30% and 10%, respectively) that comprised the 2010 AIP performance metrics. In making this determination, the Committee concluded that this combination of metrics and weightings continues to represent an appropriate set of performance objectives against which to measure the success of the Company for the purposes of funding the annual incentive plan in 2011.

Also in March 2011, the Committee increased the amounts that Mr. Rohr (from 110% to 120%), Mr. Kissam (from 70% to 85%) and Mr. Steitz (from 70% to 75%) can earn under the 2011 AIP for the achievement of target levels of performance. In making these changes, the Committee reviewed applicable compensation data from Peer Group proxy statements filed in 2010, and also considered the amount of the performance incentive being provided to each individual named executive, as well as the relative comparison of the incentive amounts between named executives.

The Long-Term Incentive Plan

We believe it is important to provide a long-term incentive (LTI) opportunity to our named executive officers and other key leaders charged with driving sustainable growth and long-term value creation for Albemarle, further aligning their interests with those of our shareholders. We do this through a balanced LTI plan, comprised in 2010 of performance share units and stock options. Both of these long-term incentives focus on Albemarle’s performance — financial, share price or both — as measured over multi-year periods.

The Committee considers grant values and terms from both our Peer Group and survey information when establishing long-term incentives for management, with a focus on median values and typical terms. The Committee also considers corporate goals, strategies and implementation demands and timelines, corporate performance, management team performance and competition for and retention of qualified managers and executives. While the Committee generally believes that median values and typical terms are competitive and provide an appropriate balance of opportunity and reward to management without heightened compensation-related risk, the Committee will authorize values above or below the median and different terms where it believes it is in the interest of the Company and its shareholders to do so in light of the factors mentioned above.

Our current LTI plan awards consist of a balanced combination of both retention-based awards and performance-based awards. LTI plan awards can include restricted stock units, restricted stock, performance shares, performance share units, stock options, stock appreciation rights and other cash or stock based awards. While the mix of values and award types may vary from one plan year to another, the Committee has determined that generally the LTI plan should use a blend of award types, the performance measurement period for performance share units should be two years and the grant cycle should be annual. However, the Committee has also determined that it has the flexibility to establish different values, terms and mixes, either overall or in individual cases, in circumstances it deems appropriate.

The portion of our current LTI plan driven primarily by Albemarle’s financial results is our performance share unit grants. Performance share unit grants are both “performance-based” and “time-based.” In order for the award to be earned, the Company must achieve certain financial results versus a set of goals established near the beginning of the performance measurement period, as determined by the Committee after the expiration of the period. Half of the amount earned vests at the time the Committee determines the performance relative to the goals at the end of the two-year performance period, and the other half vests on the following January 1st, three years after the beginning of the performance period. Upon vesting, awards are paid in stock, net of share withholding for taxes.

Performance Share Unit Grants

In March 2010, the Committee approved a grant of performance share units to all LTI eligible employees, including our named executive officers, as follows:

2010 Performance Share Unit Grant
Name	(Threshold 34%)	(Target 100%)	(Superior 200%)
Mark C. Rohr	13,600 Units	40,000 Units	80,000 Units
Luther C. Kissam, IV	6,800 Units	20,000 Units	40,000 Units
John M. Steitz	6,800 Units	20,000 Units	40,000 Units
Richard J. Diemer, Jr.	4,760 Units	14,000 Units	28,000 Units
John J. Nicols	2,856 Units	8,400 Units	16,800 Units
Richard Fishman	799 Units	2,350 Units	4,700 Units

The 2010 LTI performance goals require achievement of financial goals over the 2010 and 2011 calendar years and are based on earnings before interest and taxes (EBIT), before special items, using the same definition as used for annual incentive awards. The following table reflects the goals for this award at the respective performance levels:

	Threshold	Target	Superior
Cumulative EBIT before special items for 2010 and 2011	$525 MM	$573 MM	$614 MM

We believe that two-year cumulative EBIT before special items is an appropriate and effective measure of Company performance. The threshold level of performance was set based on a 12% compounded growth from the 2009 level of performance ($221.3 million of EBIT before special items) for both 2010 and 2011, and was believed to be achievable. The target level of performance was set based on an 18% compounded growth in EBIT that was believed to be aggressive, but obtainable. The superior level of performance was set based on a 24%

compounded growth in EBIT that was believed to be realizable, but only with exceptional performance. As part of the retention-based element of our LTI plan, one-third of the grant will vest at the target level, irrespective of cumulative EBIT performance, if earnings before interest, taxes, amortization and depreciation (EBITDA), before special items, is greater than 5% of net sales for the performance period. The Company’s performance in 2010 contributed $449 million of EBIT before special items, toward the cumulative EBIT, before special items, goal.

Half of the amount earned will vest when the Committee makes its determination of 2010 and 2011 performance in early 2012. The other half will vest on January 1, 2013.

Stock Option Grants

In March 2010, the Committee approved a grant of stock options to all LTI eligible employees, including our named executive officers, as follows:

Names	2010 Options
Mark C. Rohr	63,500
Luther C. Kissam, IV	36,000
John M. Steitz	36,000
Richard J. Diemer, Jr.	26,000
John J. Nicols	15,000
Richard Fishman	4,000

The stock options vest over three years in equal amounts. For Mr. Rohr, unvested options will not be forfeited on retirement, provided he completes one year of service from the date of grant and the vesting cycle is completed before the grant can be exercised.

Retention Grants

In March 2010, the Committee granted Mr. Nicols and Mr. Fishman restricted stock unit awards of 15,000 and 5,000 units, respectively. The grant for Mr. Nicols vests over three years in equal amounts, beginning on the third year from the grant date. Mr. Fishman’s grant vests over three years in equal amounts, beginning on the first anniversary of the grant date. In establishing these grants, the Committee considered the performance achievements of their respective areas of responsibility, their leadership on key initiatives, and the competitive environment for top talent.

In September 2010, special stock awards were granted to key finance staff during the search for a Chief Financial Officer. Mr. Fishman received an award of 3,000 shares. The grant vests one year after the date of grant. In establishing this grant, the Committee considered the additional responsibilities given to Mr. Fishman, who accepted the role of interim CFO, during the search process. The Committee regarded the retention of Mr. Fishman to be critical during the time of the CFO transition.

2011

Performance Share Unit Grants

Consistent with the LTI grant mix adopted in 2010, in January 2011, the Committee approved a grant of performance share units to all LTI eligible employees, including our named executive officers, as follows:

2011 Performance Share Unit Grant
Name	(Threshold 34%)	(Target 100%)	(Superior 200%)
Mark C. Rohr	14,620 Units	43,000 Units	86,000 Units
Luther C. Kissam, IV	6,460 Units	19,000 Units	38,000 Units
John M. Steitz	5,100 Units	15,000 Units	30,000 Units
Scott Tozier.	3,400 Units	10,000 Units	20,000 Units
John J. Nicols	2,380 Units	7,000 Units	14,000 Units
Richard Fishman	850 Units	2,500 Units	5,000 Units

The 2011 LTI performance goals require achievement of financial goals over the 2011 and 2012 calendar years and are based on EBIT, before special items, using the same definition as used for the annual incentive plan awards. The following table reflects the goals for this award at the respective award levels:

	Threshold	Target	Superior
Cumulative EBIT before special items for 2011 and 2012	$898 MM	$966 MM	$1,065 MM

We believe that two-year cumulative EBIT before special items is an appropriate and effective measure of Company performance. The threshold level of performance was set based maintaining the 2010 level of performance ($449 million of EBIT before special items) for both 2011 and 2012 and was believed to be achievable. The target level of performance was set based on a 5% compounded growth in EBIT that was believed to be aggressive, but obtainable. The superior level of performance was set based on a 12% compounded growth in EBIT that was believed to be realizable, but only with exceptional performance. As part of the retention-based element of our LTI plan, one-third of the grant will vest at the target level, irrespective of cumulative EBIT performance if EBITDA before special items, is greater than 5% of net sales for the performance period.

Half of the amount earned will vest at the time the Committee makes its determination of 2011 and 2012 performance. The other half will vest on the January 1st following such determination.

Stock Option Grants

In January 2011, the Committee approved a grant of stock options to all LTI eligible employees, including our named executive officers, as follows:

Names	2011 Options
Mark C. Rohr	85,000
Luther C. Kissam, IV	40,000
John M. Steitz	30,000
Scott Tozier.	0	*
John J. Nicols	13,000
Richard Fishman	4,800

* As part of his employment with the Company on January 31, 2011, Mr. Tozier received 25,000 stock options.

The options vest over three years in equal amounts. For Mr. Rohr, unvested options will not be forfeited due to retirement provided he completes one year of service after the date of grant and the vesting cycle is completed before the grant can be exercised.

All awards, including the award to Mr. Rohr, were granted to provide an incentive to achieve or exceed the financial performance target (cumulative EBIT before special items) discussed above, which is intended to drive share price growth during the performance period and beyond. In granting this award to Mr. Rohr, the Committee recognized the importance of his key objectives for the period, during which he is expected to lead the positioning of the Company for success over the longer term, including:

•	Establishment of the Company’s five-year strategic plan, focused on global growth, organically and through strategic acquisitions;

•	Development and retention of a global organization necessary to lead and support the long-term growth objectives of the Company;

•	Succession planning for critical executive positions, including the CEO position; and

•	Assistance to the Nominating and Governance Committee to identify potential members for the Board of Directors.

Retention Grants

In January 2011, as part of his employment with the Company, the Committee granted Mr. Tozier 25,000 shares of restricted stock. The large majority of the value granted replaces unvested LTI grants that Mr. Tozier forfeited as the result of leaving his former employer to join Albemarle. The grant vests over three years in equal amounts. In establishing this grant, the Committee considered the competitive environment for recruiting top talent.

Benefits

The Company provides named executive officers with the same benefits provided other Albemarle employees including:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in the 401(k) plan, including Company matching;

•	Participation for those executives hired prior to 2004 in our Pension Plan; and

•	Matching charitable contributions.

Executive Deferred Compensation Plan (EDCP). We maintain a deferred compensation plan that covers executives who are limited in how much they can contribute to tax qualified deferred compensation plans (such as our 401(k) plan). We maintain this plan because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of each cash incentive award. We also provide for employer contributions in the EDCP to provide executives with the benefits that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan.

Defined Benefit Plan. Until April 1, 2004, we maintained a traditional tax qualified defined benefit pension plan. In 2004, we implemented a new tax qualified defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004 and limited participation in the defined benefit pension plan to then current participants. Each of our named executive officers, except Messrs. Diemer and Fishman who joined the Company in 2005 and 2006, respectively, participates in the defined benefit pension plan. We also maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (a) the benefits they would actually accrue under the qualified defined benefit pension plan but for the maximum benefit limitations under the Code, and (b) the statutory limitation of the Code on benefits and compensation that may be recognized under the qualified plan. Certain provisions of the SERP also permit the Committee to award key executives additional pension credits related to offset reduction in the qualified defined benefit pension plan as a mid-career hire. This provision was also limited to then current participants in 2004 concurrent with the qualified plan changes.

Perquisites. In general, we do not provide our executives with many of the types of perquisites that other companies may offer their executives, such as personal use of the corporate aircraft or vehicle allowances. For business purposes, it may be appropriate for senior management to belong to a golf or social club so that the executives have an avenue to entertain customers, and to interact with members of their communities. In such cases, the Committee approves each executive’s eligibility for reimbursement of fees.

Post Termination Payments

Severance Benefit and Change in Control Benefits. We believe that we should provide reasonable severance benefits if an executive’s position is eliminated in the event of a change in control or in the absence of a change in control, in certain circumstances. Severance benefits for executive officers reflect the fact that it may be difficult to find comparable employment within a short period of time. In addition, our senior management and key employees have built our Company into the successful enterprise that it is today, and we believe it is important to provide reasonable protection for them in the event of a change in control and potential loss of employment. It is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with their interests by virtue of this protection. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event of a change in control transaction. We believe, relative to the overall value of any potential transaction, these potential post-termination change in control benefits are reasonable.

Pursuant to the philosophy above, the Company maintains a Severance Pay Plan (“SPP”) plan to provide severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by the Company without cause or the employee elects not to relocate if requested to do so following a change in control. For our named executive officers, the SPP provides severance payments only in the absence of a change in control upon (i) a termination of employment without cause by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) a termination of employment pursuant to a good reason for resignation as defined in the SPP.

Severance payments to our named executive officers who are terminated in the event of a change in control are provided under their severance compensation agreements. The Company has entered into severance compensation agreements with each of Messrs. Rohr, Kissam, Steitz and Nicols. These agreements provide severance payments in the event of involuntary terminations after a change in control, which are not covered by the SPP.

The Committee annually reviews these post-employment compensation arrangements, taking into consideration current external practices, including a move from contractual arrangements to policies addressing post-employment compensation. The Committee has determined that both the terms and the payout levels are appropriate to accomplish the stated objective of each arrangement. The Committee considers each of the arrangements described above as part of the analysis it conducted regarding all elements of compensation for each of our named executive officers and determined the reasonableness of each individual element of compensation (including post-employment compensation arrangements) and of the named executive officers’ compensation package as a whole. The Committee also considered the non-competition agreement that the Company would receive from the named executive officer in exchange for any post-employment termination benefits. The Committee believes that these arrangements are generally consistent with those arrangements being offered by the Peer Group and other companies of similar size and complexity. As a result, the Committee believes that the payout amounts under each arrangement are necessary to remain competitive in attracting and retaining executive talent and are reasonable compared to the benefits they provide to us.

As part of its analysis, the Committee annually projects potential severance payments including the tax gross up (if any) on the potential severance payments. The arrangements with the Company’s current named executive officers provide a tax gross up in the event an excise tax is imposed on change in control payments. The agreements each have a one year term, the end of which is automatically extended for additional one year terms unless, not later than September 30 of the preceding year, the Company or the executive officer give notice that either party does not wish to extend the agreement. The Company has not entered into any new agreements that provide for tax gross ups on change of control payments since these agreements were entered into in October of 2008. We currently cap gross up payments at $5 million for the Chief Executive Officer and $3 million for the other named executive officers. When establishing the mix, levels and design of the various components of compensation, the Committee considers their impact on the potential for a tax gross up with the intent of reducing any potential gross up.

For additional information with respect to these arrangements, please see “Compensation of Executive Officers — Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control” beginning on page 49.

Additional Information

We believe this additional information may assist you in better understanding our compensation practices and principles.

Role of the Committee and the Chief Executive Officer

The Committee, consisting entirely of independent directors, is responsible for executive compensation. As part of the compensation setting process each year, the Committee meets periodically with the Chief Executive Officer and the Vice President — Human Resources to review an extensive list of corporate performance goals and receives comments from members of the Board of Directors. The Chief Executive Officer recommends to the Committee the compensation amounts for each of our named executive officers, other than himself. The Committee has retained an independent compensation consultant, PM&P, to advise on best practices and market developments. The Chief Executive Officer, the Vice President — Human Resources and counsel may attend Committee meetings and make recommendations regarding plan design and levels of compensation. However, only Committee members make decisions regarding executive compensation.

While the Committee will ask for advice and recommendations from management and PM&P, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer salaries;

•	Reviews financial and operational goals, performance measures and action plans for each of our business segments which are reviewed, and subject to approval, by the entire Board of Directors;

•	Establishes specific goals, objectives and potential rewards for the annual and long-term incentive plans;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation (including the use of tally sheets) to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

Role of Compensation Consultant

The Committee has retained PM&P to provide independent advice to the Committee. PM&P gathers and analyzes data, advises the Committee on compensation standards and trends, and assists in the development and implementation of policies and programs. The Committee selects, approves and evaluates PM&P’s work in relation to all executive compensation matters. The Committee considers PM&P to be independent from our management pursuant to SEC standards.

The Committee meets with PM&P without management present as a regular part of each Committee meeting. PM&P periodically meets with management, participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee and provides to the Committee additional data on market trends, and compensation design, and assesses recommendations for base salary and annual incentive awards for our named executive officers. PM&P may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee, but this has not occurred to date. All work completed by PM&P, whether for the Committee or management, is subject to the approval of the Committee. The Committee does not delegate authority to PM&P or to other parties.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interests and that of our shareholders to provide compensation that is deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deducible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Clawbacks

The 2008 Incentive Plan contains a forfeiture and recoupment policy provision for cash and equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events, such as termination of employment for cause, violation of Company policies, breach of noncompetition or confidentiality, or other conduct by an employee that is detrimental to the business or reputation of the Company.

Advisory Votes on Executive Compensation

This year, as required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by the SEC pursuant thereto, we are including two new proposals in the Proxy Statement: (i) a non-binding advisory resolution approving the compensation of our named executive officers for 2010 and (ii) a non-binding advisory vote as to the frequency (every one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted. The vote on these proposals will be non-binding on the Board of Directors and will not be construed as overruling a decision by the Board of Directors. These votes will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future decisions as it may deem appropriate with respect to executive compensation and the frequency with which such proposals may be included in our proxy materials.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Anne Marie Whittemore, Chairman

R. William Ide III

Richard L. Morrill

J. W. Nokes

John Sherman, Jr.

Charles E. Stewart

April 4, 2011

COMPENSATION OF EXECUTIVE OFFICERS

Total Compensation of Our Named Executive Officers

The following table presents information relating to total compensation of our Chairman and Chief Executive Officer, our President, our former Senior Vice President and Chief Financial Officer, our Vice President, Treasurer and Interim Chief Financial Officer and our two other highest paid executive officers (the “named executive officers”) for the fiscal years ended December 31, 2010, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(5)	All Other Compen- sation(6)	Total
Mark C. Rohr	2010	$900,000	$—	$3,355,200	(3)	$876,935	$1,910,000	$2,125,077	$65,352	$9,232,564
Chairman and Chief Executive Officer	2009	900,000	—	524,500		1,338,000	900,000	2,483,457	77,732	6,223,689
	2008	900,000	—	3,910,340	(4)	—	720,000	1,885,770	83,297	7,499,407

Luther C. Kissam IV	2010	$518,754	$—	$1,677,600	(3)	$497,160	$743,000	$406,482	$66,831	$3,909,827
President	2009	400,020	—	251,760		669,000	280,000	428,479	49,835	2,079,094
	2008	400,020	—	1,580,460	(4)	—	225,000	216,805	286,340	2,708,625

John M. Steitz	2010	$539,592	$—	$1,677,600	(3)	$497,160	$743,000	$781,437	$55,984	$4,294,773
Executive Vice President and Chief Operating Officer	2009	500,040	—	251,760		669,000	350,000	913,572	62,890	2,747,262
	2008	500,040	—	1,843,870	(4)	—	280,000	542,478	58,479	3,224,867

Richard G. Fishman	2010	$275,842	$—	$524,103	(3)	$55,240	$390,000	$—	$35,351	$1,280,536
Vice President, Treasurer & Interim Chief Financial Officer

Richard J. Diemer, Jr.	2010	$289,167	$—	$1,174,320	(3)	$359,060	$—	$—	$75,715	$1,898,262
Former Senior Vice President & Chief Financial Officer	2009	420,000	—	125,880		468,300	225,000	—	102,246	1,341,426
	2008	420,000	—	1,317,050	(4)	—	205,000	—	105,796	2,047,846

John J. Nicols	2010	$379,588	$—	$1,294,306	(3)	$207,150	$475,000	$245,158	$31,067	$2,632,269
Vice President, Catalysts	2009	340,020	—	125,880		401,400	180,000	287,986	28,950	1,364,236
	2008	340,020	—	790,230	(4)	—	165,000	102,503	25,702	1,423,455

1	Salary amounts include cash compensation earned by each named executive officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2010, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” beginning on page 48.
2	The amount represents the aggregate grant date fair value of stock or option award(s) recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. For assumptions for 2010 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 68 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. For assumptions for 2009 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and for assumptions for 2008 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Information on individual equity awards granted to each of the named executive officers in fiscal year 2010 is set forth in the section entitled “Grants of Plan-Based Awards” beginning on page 41.
3	Amounts for fiscal year 2010 include performance unit awards calculated at 200% of target level which is the maximum level. Includes a March 2010 Restricted Stock Unit award granted to Mr. Fishman and Mr. Nicols of 5,000 and 15,000 units, respectively, with a grant date fair value of $201,493 and $589,714, respectively, assuming a price per share of $40.2986 and $39.3143, respectively, which represents the closing price of our Common Stock on the date of grant that is discounted for the non payment of dividends. Also includes a September 2010 stock unit award granted to Mr. Fishman of 3,000 units (with a grant fair value of $125,492, assuming a price per share of $41.8307 which represent the closing stock price of our Common Stock on the date of grant that is discounted for dividends not paid on the award.
4

Amounts for fiscal year 2008 include performance unit awards calculated at 71% of target level that did not meet performance criteria and were not earned or paid. If these 2008 performance unit awards paid at maximum (150% of target) the aggregate grant fair value for each of the named executive officers would have been: Mr. Rohr: $7,791,000; Mr. Steitz: $3,895,500; Mr. Kissam: $3,339,000;

Mr. Diemer: $2,782,500; and Mr. Nicols: $1,669,500. With the exception of a February 2008 restricted stock award granted to Mr. Rohr of 6,000 shares (with a grant date fair value of $222,600 assuming a price per share of $37.10, which represents the closing price of our Common Stock on the date of grant), none of the amounts reported in the Stock Awards column for 2008 were earned by any of the named executive officers.

5	Includes the actuarial increases in the present values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 17 to our Consolidated Financial Statements beginning on page 73 of our Annual Report on Form 10-K for the year ended December 31, 2010.
6	All other compensation amounts include:

Name	Year	Company Contributions to Albemarle Savings Plan	Company Contributions to Defined Contribution Retirement Benefit Plan	Company Contributions to Nonqualified Deferred Compensation Plan	Dividends Paid on Restricted Stock	Country Club Dues	Executive Physical Exam	Executive Supplemental LTD	Other		Total
Mark C. Rohr	2010	$12,250	$—	$32,750	$14,590	$—	$3,300	$2,462	$—		$65,352
	2009	12,250	—	32,750	26,970	—	3,300	2,462	—		77,732
	2008	11,500	—	40,625	25,410	—	3,300	2,462	—		83,297

Luther C. Kissam IV	2010	$12,250	$—	$13,688	$22,583	$7,508	$3,300	$1,784	$5,718	(a)	$66,831
	2009	12,250	—	7,751	24,750	—	3,300	1,784	—		49,835
	2008	11,500	—	8,501	23,250	1,817	3,000	1,784	236,488	(b)	286,340

John M. Steitz	2010	$12,250	$—	$16,563	$22,583	$—	$2,621	$1,967	$—		$55,984
	2009	12,250	—	14,419	24,750	6,883	2,621	1,967	—		62,890
	2008	11,500	—	15,169	23,250	6,593	—	1,967	—		58,479

Richard G. Fishman	2010	$12,250	$10,356	$10,477	$—	$—	$—	$2,268	$—		$35,351

Richard J. Diemer, Jr.	2010	$12,250	$8,104	$19,813	$34,117	$—	$—	$1,431	$—		$75,715
	2009	12,250	11,375	28,625	44,550	—	3,300	2,146	—		102,246
	2008	11,500	11,375	35,625	41,850	—	3,300	2,146	—		105,796

John J. Nicols	2010	$12,250	$—	$7,444	$—	$7,143	$2,546	$1,447	$237	(a)	$31,067
	2009	12,250	—	5,764	—	6,835	2,654	1,447	—		28,950
	2008	11,500	—	6,068	—	6,687	—	1,447	—		25,702

a	Amounts represent the amount paid by the Company to install and/or activate a security system in their home.
b	Includes $170,984 for taxable relocation expenses relating to relocation of our principal executive offices, new home costs, storage costs, temporary living and relocation lump sum allowances, which includes $12,200 of tax gross up pursuant to the Albemarle relocation policy, $65,504 for non-taxable relocation expenses relating to selling prior residence, moving household goods, and relocation lump sum allowance.

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Executive Compensation Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. At the Executive Compensation Committee’s direction, our Vice President, Human Resources and his staff, together with our Chief Risk Officer and a member of our internal audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of each compensation program based on the following categories: (a) Performance Measures, (b) Funding, (c) Performance Period, (d) Pay Mix, (e) Goal Setting and Leverage, and (f) Controls and Processes.

The Executive Compensation Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Executive Compensation Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Executive Compensation Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•

dependence upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals include both financial and non-financial metrics (such as achievement of environmental, health and safety goals) and have pre-established threshold, target and maximum award limits;

•	the Executive Compensation Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•

forfeiture and recoupment policy provisions in the 2008 Incentive Plan for cash and equity awards paid to named executive officers and other recipients in the event there is a restatement of incorrect financial results and upon the occurrence of certain specified events.

We have not entered into employment agreements with any of our named executive officers. For a description of the severance compensation arrangements we have with our named executive officers, please see “— Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control,” beginning on page 49.

Grants of Plan-Based Awards

The 2008 Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. In early 2008, our shareholders approved the 2008 Incentive Plan, which defines the incentive arrangements for eligible participants and:

•

authorizes the granting of annual cash incentive awards, stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant under the 2008 Incentive Plan.

With the exception of significant promotions and new hires, equity awards generally are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. The Executive Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. Our last awards made to our named executive officers were made on March 12, 2010 for the 2010 LTI, which were mainly stock options and performance stock units and January 31, 2011 for the 2011 LTI, which were stock options and performance stock units. These awards of stock options vest ratably over the three years from the grant date and awards of performance stock units vest 50% at the time the Executive Compensation Committee determines the performance relative to the goals at the end of the two-year performance period, and the remaining 50% vests on the following January 1st, three years after the beginning of the performance period. For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 21.

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Aggregate Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Max	Threshold	Target	Max
		($)	($)	($)				(#)		(#)		($/Sh)	($)
Mark C. Rohr		$0	$990,000	$2,970,000
	3/12/2010				13,600	40,000	80,000						$3,355,200	(2)
	3/12/2010									63,500	(3)	$41.94	$2,663,190	(3)

Luther C. Kissam IV		$0	$385,000	$1,155,000
	3/12/2010				6,800	20,000	40,000						$1,677,600	(2)
	3/12/2010									36,000	(3)	$41.94	$1,509,840	(3)

John M. Steitz		$0	$385,000	$1,155,000
	3/12/2010				6,800	20,000	40,000						$1,677,600	(2)
	3/12/2010									36,000	(3)	$41.94	$1,509,804	(3)

Richard G. Fishman		$0	$168,000	$504,000
	3/12/2010				799	2,350	4,700						$197,118	(2)
	3/12/2010							5,000	(4)			$40.2986	$201,493	(4)
	3/12/2010									4,000	(3)	$41.94	$167,760	(3)
	9/2/2010							3,000	(5)			$41.8307	$125,492	(5)

Richard J. Diemer, Jr.		$0	$264,000	$792,000
	3/12/2010				4,760	14,000	28,000						$1,174,320	(2)
	3/12/2010									26,000	(3)	$41.94	$1,090,440	(3)

John J. Nicols		$0	$234,000	$702,000
	3/12/2010				2,856	8,400	16,800						$704,592	(2)
	3/12/2010							15,000	(4)			$39.3143	$589,714	(4)
	3/12/2010									15,000	(3)	$41.94	$629,100	(3)

1	For additional information with respect to the annual cash incentive award plan and performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 21.

2	Reflects the full grant date fair market value of the performance unit award made March 12, 2010 calculated at 200% of target level that vests 50% in 2012 and 50% in 2013 if certain performance targets are met. Assumes a price per share of $41.94, which represents the closing price of our Common Stock as of the date of the grant. However, if the individual retires, becomes disabled, dies or is terminated by the Company without cause after year one of the measurement period (i.e., after 12/31/2010), then the individual could become vested only in 50% of the award based on the 12/31/2010 calculated metrics.
3	On March 12, 2010, the Executive Committee approved grants of 63,500, 36,000, 36,000, 4,000, 26,000 and 15,000 stock options to Mr. Rohr, Mr. Kissam, Mr. Steitz, Mr. Fishman, Mr. Diemer and Mr. Nicols, respectively, under the 2008 Incentive Plan. Assumes a fair value per share of $13.81 under the Black Scholes fair value model. The exercise price of each stock option is $41.94, which represents the closing price of our Common Stock as of the date of the grants. The options will vest in three increments on the first, second and the third anniversaries of the date of grant, or March 12, 2011, 2012 and 2013. The expiration date of the options is ten years from date of grant. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual retires, becomes disabled, dies or is terminated by the Company without cause after the first anniversary of the grant date, then the individual will become vested in a pro-rata portion of the option at that time with the exception of Mr. Rohr concerning if he retires after the first anniversary the grant date then he will become fully vested in the option on the original vesting dates.
4	On March 12, 2010, the Executive Committee approved grants of 5,000 and 15,000 shares of restricted stock units to Mr. Fishman and Mr. Nicols, respectively, under the 2008 Incentive Plan. The restricted stock unit grants assume a price per share of $40.2986 and $39.3143, respectively, which represents the closing price of our Common Stock as of the date of grant that is discounted for non-payment of dividends. The restricted stock unit for Mr. Fishman is payable 100% in our Common Stock on the vesting dates, which are the first, second and third anniversaries of the grant date, or March 12, 2011, 2012 and 2013. The restricted stock unit for Mr. Nicols is payable 100% in our Common Stock on the vesting dates, which are the third, fourth and fifth anniversaries of the grant date, or March 12, 2013, 2014 and 2015. The restricted stock unit awards convert 1 for 1 into shares of our Common Stock upon vesting. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual becomes disabled or dies then the award will fully vest on that date.
5	On September 2, 2010, the Executive Committee approved a grant of 3,000 shares of a stock unit award under the 2008 Incentive Plan to Mr. Fishman. The stock unit award grant assumes a price per share of $41.8307 which represents the closing price of our Common Stock as of the date of grant that is discounted for non-payment of dividends. The stock unit award is payable 100% in our Common Stock on the first anniversary of the grant date, or September 2, 2011. The stock unit award converts 1 for 1 into shares of our Common Stock upon vesting. If the individual terminates his employment with us for any reason prior to the vesting of such award, the unvested award will be forfeited. However, if the individual becomes disabled or dies then the award will vest on that date.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Rohr	150,000		$12.915	January 29, 2013
		200,000	$22.450	March 31, 2019
		63,500	$41.940	March 11, 2020
					2,000	(5)	$111,560	(1)(5)
					25,000	(3)	$1,394,500	(1)(3)
									80,000	(4)	$4,462,400	(1)(4)

Luther C. Kissam IV		100,000	$22.450	March 31, 2019
		36,000	$41.940	March 11, 2020
					33,333	(2)	$1,859,315	(1)(2)
					12,000	(3)	$669,360	(1)(3)
									40,000	(4)	$2,231,200	(1)(4)

John M. Steitz		100,000	$22.450	March 31, 2019
		36,000	$41.940	March 11, 2020
					33,333	(2)	$1,859,315	(1)(2)
					12,000	(3)	$669,360	(1)(3)
									40,000	(4)	$2,231,200	(1)(4)

Richard G. Fishman	23,000		$23.300	June 22, 2016
		18,000	$22.450	March 31, 2019
		4,000	$41.940	March 11, 2020
					2,000	(6)	$111,560	(1)(6)
					5,000	(7)	$278,900	(1)(7)
					3,000	(8)	$167,340	(1)(8)
									4,700	(4)	$262,166	(1)(4)

Richard J. Diemer, Jr.(9)

John J. Nicols		60,000	$22.450	March 31, 2019
		15,000	$41.940	March 11, 2020
					6,000	(3)	$344,680	(1)(3)
					15,000	(7)	$836,700	(1)(7)
									16,800	(4)	$937,104	(1)(4)

1	Based on the closing price per share of Common Stock on December 31, 2010, which was $55.78.
2	Reflects one-third of the 50,000 shares of restricted stock granted on April 10, 2007 that vest in three equal increments as of the third, fourth and fifth anniversaries as of the date of grant, April 10, 2010, 2011 and 2012, respectively. Dividends are paid on these shares of restricted stock.
3	Reflects a restricted stock unit award on April 1, 2009, that vests on the third anniversary of the grant date, or April 1, 2012. No dividends are paid on these units. The restricted stock unit award converts 1 for 1 into shares of our Common Stock upon vesting.
4	Reflects a performance unit award grant in 2010 that if earned will vest 50% in 2012 with the remaining 50% vesting on January 1, 2013 based on meeting certain performance targets. Assumes 100% vesting of the award, which represents 200% of target (the maximum amount). The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. For further information on the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 21.

5	Reflects 2,000 shares which remain unvested at December 31, 2010 from the 6,000 shares of restricted stock granted on February 5, 2008. This award vests in three equal increments as of the first, second and third anniversaries of the date of grant, or February 5, 2009, 2010 and 2011, respectively. Dividends are paid on these shares of restricted stock.
6	Reflects 2,000 shares which remain unvested at December 31, 2010 from the 6,000 shares of restricted stock unit granted on October 14, 2008. Those grants provided for vesting in three equal increments as of the first, second and third anniversaries of the date of grant, or October 14, 2009, 2010 and 2011, respectively. No dividends are paid on these units. The restricted stock unit award converts 1 for 1 into shares of our Common Stock upon vesting.
7	Reflects grants of 5,000 and 15,000 shares of restricted stock units to Mr. Fishman and Mr. Nicols, respectively, on March 12, 2010. The restricted stock unit grants assume a price per share of $40.2986 and $39.3143, respectively, which represents the closing price of our Common Stock as of the date of grant that is discounted for non-payment of dividends. The restricted stock unit award for Mr. Fishman is payable 100% in our Common Stock on the vesting dates, which are the first, second and third anniversaries of the grant date, or March 12, 2011, 2012 and 2013. The restricted stock unit award for Mr. Nicols is payable 100% in our Common Stock on the vesting dates, which are the third, fourth and fifth anniversaries of the grant date, or March 12, 2013, 2014 and 2015. The restricted stock unit awards convert 1 for 1 into shares of our Common Stock upon vesting.
8	Mr. Fishman received a stock unit award on September 2, 2010 that vests on the first anniversary of the grant date, or September 2, 2011. No dividends are paid on these units. The stock unit award converts 1 for 1 into shares of our Common Stock upon vesting.
9	Mr. Diemer terminated from the Company in August 2010. As of December 31, 2010, he had no outstanding equity awards.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Rohr	150,000	$4,540,005	(1)	2,000	$70,780	(6)
	—	$—		50,000	$2,215,500	(7)
Luther C. Kissam IV	—	$—		16,667	$738,515	(7)
John M. Steitz	—	$—		16,667	$738,515	(7)
Richard G. Fishman	7,000	$208,622	(2)	2,000	$97,640	(8)
Richard J. Diemer, Jr.	30,000	$828,807	(3)	16,667	$738,515	(7)
	20,000	$601,076	(4)	40,000	$1,669,200	(9)
	50,000	$1,584,555	(5)	—	$—
John J. Nicols	—	$—		—	$—

1	On September 9, 2010, Mr. Rohr exercised and sold options for 150,000 shares of Common Stock at a grant price of $11.725 and a sales price of $41.9917.
2	On November 11, 2010, Mr. Fishman exercised and sold options for 7,000 shares of Common Stock at a grant price of $23.30 and a sales price of $53.1031.
3	On April 29, 2010, Mr. Diemer exercised and sold options for 30,000 shares of Common Stock at a grant price of $18.465 and a sales price of $46.0919.
4	On October 7, 2010, Mr. Diemer exercised and sold options for 20,000 shares of Common Stock at a grant price of $18.465 and a sales price of $48.5188.
5	On October 25, 2010, Mr. Diemer exercised and sold options for 50,000 shares of Common Stock at a grant price of $18.465 and a sales price of $50.1561.
6	Reflects the vesting of second increment of 2,000 shares out of the total of 6,000 shares of restricted stock granted on February 5, 2008, that vests in three equal increments as of the first, second and third anniversaries of the date of grant, or February 5, 2009, 2010 and 2011, respectively. The amount shown is using a value of $35.39 per share, which is the closing price of our Common Stock on the NYSE on February 4, 2010.

7	Reflects the first increment of 50,000 shares of restricted stock granted on April 10, 2007, that vest in three equal increments as of the third, fourth and fifth anniversaries as of the date of grant, April 10, 2010, 2011 and 2012, respectively, with the exception of Mr. Rohr whose award vested in full on April 10, 2010. The amount shown is using a value of $44.31 per share, which is the closing price of our Common Stock on the NYSE on April 9, 2010.
8	Reflects the vesting of the second increment of 2,000 shares out of the total of 6,000 shares of restricted stock units granted on October 14, 2008, that vests in three equal increments as of the first, second and third anniversaries of the date of grant, or October 14, 2009, 2010 and 2011, respectively. The amount shown is using a value of $48.82 per share, which is the closing price of our Common Stock on the NYSE on October 13, 2010.
9	Reflects the vesting of 40,000 shares from a restricted stock award granted on August 15, 2005, that vested on the fifth anniversary of the date of grant, or August 15, 2010. The amount shown is using a value of $41.73 per share, which is the closing price of our Common Stock on the NYSE on August 13, 2010.

Retirement Benefits

Pension Benefits Table

In 2004, we implemented a new defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date continue to participate in our defined benefit pension plan. The following table presents information concerning the Albemarle Corporation defined benefit pension plan (“Pension Plan”) and the Albemarle Corporation Supplemental Executive Retirement Plan (“SERP”). The Pension Plan provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Code, they will be paid under the SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(4)	Payments During Last Fiscal Year ($)
Mark C. Rohr	Pension Plan	11.9025	$539,175	$—
	SERP(3)	11.7500	$10,916,110	$—
Luther C. Kissam IV	Pension Plan	7.3325	$177,950	$—
	SERP(3)	7.2500	$1,213,707	$—
John M. Steitz	Pension Plan	10.5225	$340,473	$—
	SERP(3)	10.4167	$3,066,893	$—
Richard G. Fishman	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
John J. Nicols	Pension Plan	20.9980	$519,240	$—
	SERP(3)	20.9980	$506,098	$—

1	The differences in service between the qualified pension plan and the SERP are generally due to rounding differences. The qualified plan bases credited service on hours worked during the year, whereas the SERP bases credited service on the completed years and months of employment.
2	For the qualified pension plan, pension earnings are limited by the 401(a)(17) pay limit. A temporary supplemental early retirement allowance of $5 per month per year of service is payable from the Pension Plan for participants who retire at age 60 with at least 15 years of service. The SERP pay for benefits includes 100% of cash incentive bonuses paid during the year.
3	All named individuals are vested in their SERP benefits.

4	The present value of accumulated benefits including supplements, if any, are based on the actuarial present value of benefits payable at age 60, the earliest age at which unreduced benefits are payable. The following assumptions were used to determine the above present values:

•	discount rates of 5.20% and 4.60% as of December 31, 2009 and 2010, respectively;

•	payment form of a life annuity with a 60-month guarantee of payments from the qualified plan, and a lump sum from the SERP;

•	mortality based on the RP2000 combined healthy table with mortality improvements projected to 2013; and

•	no termination, withdrawal, disability or death is assumed before retirement age.

The benefit formula under the pension plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. However, for participants who retire on or after December 31, 2011, final average earnings shall be determined as of December 31, 2011, except that for participants who retire on or after December 31, 2015, final average earnings shall be determined as of December 31, 2012, and for participants who retire on or after December 31, 2020, final average earnings shall be determined as of December 31, 2014. Benefits under the pension plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table (other than short service benefits under the SERP) are not subject to deduction for Social Security or other offset payments.

Supplemental Executive Retirement Plan. We maintain a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the qualified plan but for the maximum benefit and compensation limitations under the qualified plan and deferrals of their compensation under our Executive Deferred Compensation Plan, and the benefits they actually accrue under the qualified plan. These benefits are paid in a lump sum on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us), and (2) the employee’s separation from service (except that for key employees, as defined under relevant law, not earlier than six months after the employee’s separation from service).

In addition to the retirement benefits provided under our defined benefit pension plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension service benefits equal to 4% per year of the employee’s average pay over his or her last three years of service multiplied by the number of years of service to us up to 15 years, net of certain other benefits received from us (including amounts received under the qualified and non-qualified plans) and Social Security; these benefits vest only after the employee has completed five years of service with us and are paid on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us), and (2) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Messrs. Rohr, Kissam and Steitz. All benefits under the SERP will be immediately paid (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service) if, within 24 months following a change in control, a participant’s employment is terminated.

The SERP is administered by our Employee Relations Committee, which consists of employees appointed by the chief executive officer. The Board or the Executive Compensation Committee of the Board may generally amend or terminate the SERP at any time. Certain amendments to the SERP may also be approved by the Employee Relations Committee.

In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. The SERP was further amended in 2005 to freeze Final Average Compensation (as defined in the SERP) as of December 31, 2010 for participants who retire after December 31, 2010, other than for participants who retire after December 31, 2015 or December 31, 2020 for whom Final Average Compensation will be frozen as of December 31, 2012 and December 31, 2014, respectively. In 2010, the SERP’s 2005 amendment to freeze the Final Average Compensation was revised to delay the amendment by one year. The new amendment provides that as of December 31, 2011 for participants who retire after December 31, 2011, other than for participants who retire after December 31, 2015 or December 31, 2020 for whom Final Average Compensation will be frozen as of December 31, 2012 and December 31, 2014, respectively, which is consistent with the changes under our qualified defined benefit retirement plan.

Nonqualified Deferred Compensation

The following table presents information concerning each of our defined contribution or other plans that provides for the deferral of compensation of our named executive officers on a basis that is not tax qualified.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)(2)	Company Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Mark C. Rohr	$—	$—	$144,312	$—	$5,966,997
Luther C. Kissam IV	—	—	703	—	80,519
John M. Steitz	34,375	—	3,564	—	311,733
Richard G. Fishman.	147,600	5,752	19,636	—	450,222
Richard J. Diemer, Jr.	337,432	19,000	64,074	—	2,650,275
John J. Nicols	14,300	—	1,389	12,334	164,794

1	Amounts reflected are based on activities recorded by the plan trustee, Merrill Lynch, as of December 31, 2010.
2	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.
3	Contributions made in 2010 relate to fiscal year 2009.
4	Ending balances include phantom stock contributions made in 2010 for fiscal year 2009 of the following amounts: Mr. Rohr: $32,750; Mr. Kissam: $7,751; Mr. Steitz: $14,419; Mr. Fishman: $3,023; Mr. Diemer: $9,625; and Mr. Nicols: $5,764.
5	Executive Contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2009 and 2008 are as follows: Mr. Rohr: $360,000 (2009) and $1,118,027 (2008); Mr. Kissam: $0 (2009) and $0 (2008); Mr. Steitz: $33,336 (2009) and $33,336 (2008); Mr. Diemer: $392,483 (2009) and $511,157 (2008); and Mr. Nicols: $20,260 (2009) and $11,334 (2008).

Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified employee savings plan because of limitations under the Code are credited under our Executive Deferred Compensation Plan (the “EDCP”). In addition to the savings plan’s make-up contributions, an EDCP participant may elect to defer up to 50% of base salary and/or 100% of each cash incentive award paid in a year. Such amounts are deferred and will be paid at specified intervals during employment or after retirement, or in a lump sum upon termination of employment. For eligible employees hired after March 31, 2004, the EDCP also provides a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified savings plan. The 5% supplemental benefit increases to a 6% supplemental benefit commencing with an employee’s 10th anniversary of employment and to 7% at the 20th anniversary of employment. The amounts credited in the EDCP relative to the defined contribution vest only upon completion of five years of service with us.

Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the Plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.

The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the chief executive officer. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control

In December 2006, we adopted the Albemarle Corporation Severance Pay Plan (“SPP”). In 2008, the Executive Compensation Committee also approved and adopted revisions to the SPP. These revisions to the SPP included (i) expanding participation to include all United States-based annual incentive plan participants, including those on expatriate assignments outside of the United States; (ii) requiring all covered participants in both the SPP and those who have severance compensation agreements to sign non-competition agreements; (iii) providing for severance pay to each named executive officer upon termination other than for cause (which may include a named executive officer’s “Resignation for Good Reason” (as that term is defined in the SPP)), prior to a change in control; and (iv) increasing the severance pay level for each of the named executive officers (other than Mr. Nicols) to 1.5 times the amount of his annual base salary in effect prior to the termination of employment plus target cash bonus for the year.

The SPP provides severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by us without cause or the employee elects not to relocate if requested to do so following a change in control. For purposes of the SPP, change in control has substantially the same meaning as in the severance compensation agreements. Severance payments under the SPP consist of (i) with respect to payments triggered in the absence of a change in control, 1.0 times the sum of (x) one year of the employee’s base salary in effect at the time of termination and (y) the target cash incentive award for the employee for the most recent year in which the employee participated in an annual bonus program and (ii) with respect to payments triggered following a change in control, the sum of (x) the greater of the employee’s base salary prior to the date of termination and the employee’s base salary prior to the change in control and (y) the greater of the amount of the employee’s actual cash incentive award for the year preceding the date on which the change in control occurs and the employee’s target cash incentive award for the year in which the change in control occurs.

For each of Messrs. Rohr, Kissam and Steitz, the SPP provides severance payments upon a termination of employment without cause in the absence of a change in control by reason of (a) the elimination of the employee’s position, (b) a change to our organizational structure that results in a redesign of work processes and individual responsibilities affecting two or more individuals or (c) for any other reason other than cause, which includes Good Reason for Resignation as defined in the SPP. Good Reason for Resignation means: (v) a material diminution in base compensation, (w) a material diminution in authority, duties or responsibilities, (x) a material diminution in the budget over which such named executive officer retains authority, (y) a material change in the geographic location at which services are performed or (z) any other action or inaction that constitutes a material breach by us of any written employment arrangement between such named executive officer and us. Severance payments under the SPP for each of our named executive officers in the absence of a change in control will be paid in a lump sum and consist of (i) 1.5 times (1.0 time for Mr. Nicols and Mr. Fishman) the sum of (x) one year of the employee’s base salary in effect at the time of termination and (y) the target cash incentive award for the employee for the most recent year in which the employee participated in an annual bonus program.

For Messrs. Rohr, Kissam, and Steitz, who are each a party to a severance compensation agreement as discussed below, they are only eligible to receive payments under the SPP if their employment is terminated absent a change in control. If their employment is terminated in the event of a change of control, they are eligible to receive severance payments under their severance compensation agreements, but not the SPP. For additional information with respect to these arrangements, please see “Compensation Discussion and Analysis” beginning on page 21.

The term of the SPP is indefinite, but it may be amended or ended at any time in the absence of a change in control and, after any such change in control, no amendment or termination will be effective with respect to any employee unless such employee consents. The SPP expires two years after the date of any change in control.

The estimated payments and benefits for each named executive officer due to an employment termination without cause absent a change in control, assuming the triggering event took place on December 31, 2010, would be approximately as follows:

	Mark C. Rohr	Luther C. Kissam IV	John M. Steitz	Richard G. Fishman	Richard J. Diemer, Jr.	John J. Nicols
Estimated payments	$2,340,000	$1,210,000	$1,210,000	$448,000	N/A	$624,000

In December 2006, we approved a severance compensation program for certain of our executive officers, pursuant to which we entered into severance compensation agreements with each of Messrs. Rohr, Kissam, Steitz and Diemer. The severance compensation agreements replaced compensation arrangements with Messrs. Rohr, Kissam and Diemer that contained severance and change in control provisions. In September 2008, we entered into a severance compensation agreement with Mr. Nicols.

On September 30, 2008, the Executive Compensation Committee approved and adopted revisions to the severance compensation program. These revisions included adding provisions in order to comply with Code Section 409A that, among other things, require a six-month delay in certain payments to participants following a termination of employment, adding provisions to reflect changes in non-qualified pension plan participation for covered executives hired after 2004 and expanding from four to ten the number of executives who will have severance compensation agreements.

The severance compensation agreements provide that, in the event of a change in control (as defined in the severance compensation agreements), upon termination of employment by us other than for cause (as defined in the severance compensation agreements), upon death after the execution of a definitive agreement which results in a change in control, or upon good reason for resignation (as defined in the severance compensation agreements), the executive will be entitled to (i) base salary and vacation pay accrued through the termination date, for the year in which the termination occurs, (ii) accrued annual cash incentive award, (iii) a lump sum severance payment further described below, (iv) vesting of any outstanding but unvested stock options and restricted stock, (v) payment of earned but not yet vested performance units, (vi) payment of a portion of unearned and unvested performance units based on the greater of (A) the target number of performance units granted and (B) a number of performance units based on actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period, (vii) the elimination of certain offsets for the short service benefits under our SERP, (viii) other insurance and financial and outplacement counseling benefits, and (ix) tax gross-up payments for any excise taxes imposed on the executive in connection with payments made under the relevant severance compensation agreement, not to exceed $5 million with respect to Mr. Rohr or $3 million with respect to each of the others. The special benefits listed in items (iv), (v) and (vi) would apply in the event of a change in control regardless of whether there is also a termination of employment.

The severance payments referenced in clause (iii) of the previous paragraph consist of the product of (x) the lesser of (a) two and (b) the product of two and a fraction (not less than one) where the numerator is the number of days from the termination date until the executive’s anticipated normal retirement date (defined in accordance with our pension plan), and the denominator is 730; multiplied by the sum of (A) the greater of the executive’s annual base salary immediately prior to termination and immediately prior to a change in control, and (B) the greater of the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control and the amount of the executive’s target cash incentive award for the year in which the change in control occurs. The severance payments are subject to reduction if the severance payments exceed certain Code limits by up to $100,000.

The severance compensation agreements provide that upon retirement or death absent an executed agreement resulting in a change in control, the executive will receive benefits in accordance with our pension plans and insurance program. If an executive is terminated for cause or voluntarily quits other than for good reason (as defined in the severance compensation agreements), then the executive is entitled to receive his salary and benefits accrued through the date of termination in a lump sum payment. If an executive is terminated due to disability, then the executive is entitled to receive the greater of the benefits determined in accordance with our pension plans and insurance program in effect immediately prior to a change in control and those in effect at the time the benefits are paid.

The severance compensation agreement contains a one-year non-competition agreement for which the executive will receive consideration equal to the greater of the executive’s annual base salary which was payable immediately prior to termination and immediately prior to a change in control plus the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control. The severance payment will also be offset by the payment to the executive for the non-competition agreement.

The term of the severance compensation agreements ended December 31, 2007, subject to automatic additional one-year term extensions unless either the Executive Compensation Committee or the executive notifies the other of the desire not to extend.

For purposes of the severance compensation agreements and the SPP, “change in control” means the occurrence of any of the following events:

•

any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of 20% or more of the combined voting power of the then outstanding voting securities (other than as a result of an issuance of securities approved by continuing directors, or open market purchases approved by continuing directors (as defined below) at the time the purchases are made); provided, however, in the event such person or group becomes the beneficial owner of 20% or more, and less than 30%, of such voting securities, the directors who are continuing directors determine by a vote of at least two-thirds of the continuing directors that such event does not constitute a change in control,

•

as a result of a reorganization, merger, share exchange or consolidation (each, a business combination), contested election of directors, or a combination of any such items, the continuing directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s), or

•

our shareholders approve a business combination, subject to an exception where all or substantially all of the beneficial owners of our outstanding voting securities immediately prior to such business combination own more than 60% (and no one person owns more than 30%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from the business combination in substantially the same proportions as immediately prior to such business combination, and at least a majority of the directors after the business combination are continuing directors.

For purposes of the severance compensation agreements and the SPP, “continuing directors” means any member of our Board of Directors, while a member of that Board of Directors, and (i) who was a member of our Board of Directors prior to December 15, 2006 for the severance compensation agreements and December 13, 2007 for the SPP or (ii) whose subsequent nomination for election or election to our Board of Directors was recommended or approved by a majority of the continuing directors.

In the event of the hypothetical occurrence of both (i) a change in control and (ii) a concurrent termination of a named executive officer in accordance with such named executive officer’s severance compensation agreement and assuming these events took place on December 31, 2010, and the price per share of our Common Stock is $55.78 per share, the closing market price as of that date, each named executive officer would be entitled to the following estimated payments and accelerated vesting:

	Mark C. Rohr	Luther C. Kissam IV	John M. Steitz	Richard G. Fishman	Richard J. Diemer, Jr.	John J. Nicols
Lump sum severance payment(1)	$1,980,000	$1,040,000	$970,000	N/A	N/A	$678,000
Tax gross-up(2)	$—	$—	$—	N/A	N/A	$—
Accelerated value(s) of equity compensation(3)	$9,050,900	$6,359,915	$6,359,915	N/A	N/A	$3,378,780
Accelerated value(s) for performance units(4)	$3,346,800	$1,673,400	$1,673,400	N/A	N/A	$702,828
Elimination of offsets under SERP	$272,580	$138,677	$186,119	N/A	N/A	$—
Counseling and other insurance benefits(5)	$40,832	$56,276	$69,650	N/A	N/A	$56,276
Non-competition agreement(6)	$1,800,000	$830,000	$900,000	N/A	N/A	$570,000
Total	$16,491,112	$10,098,268	$10,159,084	N/A	N/A	$5,385,884

1	As described above, upon termination following a change in control the named executive officer would be entitled to a lump sum severance payment equal to two times his annual base compensation and actual annual variable compensation reduced by the amount of the non-competition payment, as described above. The amount shown in the table is the final amount, which has already been lowered by the amount of the non-competition payment, also shown in the table.
2	Gross-up of excise tax is subject to a maximum payment, as described above.
3	Upon a change in control, all unvested stock options and restricted stock held by a participant under our incentive compensation programs will immediately vest and be non-forfeitable.
4	Upon a change in control,

(i)	any performance units which have been earned but not yet vested, will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(ii)	that portion of the unearned performance units described in clause (iii) below will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(iii)	the number of performance units to be vested and paid in accordance with clause (ii) above will equal the greater of:

(A)	the target number of performance units granted to a named executive officer; and

(B)	a number of performance units based on our actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period.

With respect to the performance units, the measurement period for the unearned performance units has not yet concluded. However the unearned performance unit metrics were measured at 200% of the target levels at December 31, 2010. Please see “Compensation Discussion and Analysis” beginning on page 21 for further information concerning the 2010 Performance Unit Award.

5	This amount includes outplacement counseling not to exceed $25,000, financial counseling not to exceed $10,000 and the value of the continuation of medical benefits for two years following termination.
6	The executive will receive a lump sum non-competition payment at termination of employment in return for an agreement not to compete for a one-year period following termination of employment as described above.

Equity Compensation Plan Information

The following table presents information as of December 31, 2010 with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity Compensation Plans Approved by Shareholders
1998 Incentive Plan	310,500		$12.59	—	(4)
2003 Incentive Plan	148,775		$23.02	—	(5)
2008 Incentive Plan	1,912,943	(6)	$28.70	5,476,110
2008 Directors Stock Plan(7)	—		—	60,675
Equity Compensation Plans Not Approved by Shareholders(8)	—		—	—
Total	2,372,218		$26.23	5,536,785

1	There are no outstanding warrants or rights. Does not include restricted stock.
2	These amounts do not include shares of restricted stock.
3	Amounts exclude any securities to be issued upon exercise of outstanding options.
4	As permitted under the terms of the Albemarle Corporation 1998 Incentive Plan, we approved an amendment to the Albemarle Corporation 1998 Incentive Plan effective October 1, 2003 canceling all authorized shares remaining for future grants or awards.
5	As permitted under the terms of the Albemarle Corporation 2003 Incentive Plan, we approved an amendment to the Albemarle Corporation 2003 Incentive Plan effective April 30, 2008 canceling all authorized shares remaining for future grants or awards.
6	Amount only includes 2,946 units remaining from the August 1, 2008 Performance Unit Award that have been earned but will not vest until 2011. Also includes 181,250 units from the March 12, 2010 Performance Unit Award at a target level.
7	The 2008 Stock Compensation Plan for Non-Employee Directors (“Directors Stock Plan”) permits the grant of shares of stock to each of our non-employee Directors. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.
8	We do not have any equity compensation plans that have not been approved by shareholders.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met privately with management, the internal auditors and PricewaterhouseCoopers LLP, our independent registered public accounting firm, all of whom have unrestricted access to the Audit Committee.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence from the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

The Audit Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, the Chief Financial Officer is responsible for presenting to the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (1) all such services are less than 5% of revenues paid to the independent registered public accounting firm for the fiscal year and (2) the services are approved by the Audit Committee prior to completion of the audit.

Fees Billed by PricewaterhouseCoopers LLP

The Audit Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2010 and December 31, 2009, PricewaterhouseCoopers LLP billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2010	2009
Audit Fees	$2,313,859	$2,292,652
Audit-Related Fees	$263,886	48,844
Tax Fees	$3,834	82,213
All Other Fees	$13,189	21,674

Total fees	$2,594,768	$2,445,383

Audit Fees. Audit fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions and divestitures, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For 2010 and 2009, amounts billed to us were primarily related to employee benefit plan audits, due diligence related to mergers and acquisitions, and comfort letters and related services for a bond offering.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes (“compliance”). For the fiscal years ended December 31, 2010 and December 31, 2009, payments for compliance totaled $3,834 and $82,213, respectively.

All Other Fees. All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.

THE AUDIT COMMITTEE

J. Alfred Broaddus, Jr., Chairman

Barry W. Perry

John Sherman, Jr.

Charles E. Stewart

Harriett Tee Taggart

April 4, 2011

PROPOSAL NO. 2

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, on pages 21 to 38 of this Proxy Statement.

The Executive Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2010, the Executive Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Executive Compensation Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2011. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

The Board of Directors and Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

PROPOSAL NO. 4

NON-BINDING PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS) WITH WHICH THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD BE CONDUCTED

SEC rules adopted pursuant to the Dodd-Frank Act require that, not less frequently than once every three years, we will include in the proxy materials for a meeting of shareholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding shareholder vote to approve the compensation of our named executive officers. The approval of this resolution is included as Proposal 2 in this Proxy Statement. The Dodd-Frank Act also requires that, not less frequently than once every six years, we enable our shareholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted. In accordance with such rules, we are requesting your vote to advise us of whether you believe this non-binding shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years, or abstain.

We believe that a non-binding shareholder vote on executive compensation should occur every three years. Our executive compensation program is designed to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking. Thus, we grant awards with multi-year performance and service periods to encourage our named executive officers to focus on long-term performance. Accordingly, we recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes. We carefully review changes to the program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our people and our Compensation Committee sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be appropriate to implement any decisions related to such changes.

We will continue to engage with our shareholders regarding our executive compensation program during the period between shareholder votes. Engagement with our shareholders is a key component of our corporate governance. We seek and are open to input from our shareholders regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our shareholders. We believe this outreach to shareholders, and our shareholders’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareholders and reduce the need for and value of more frequent advisory votes on executive compensation.

For the reasons stated above, the Board of Directors is recommending a vote FOR a three-year frequency for the non-binding shareholder vote to approve the compensation of our named executive officers. Note that shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency, or shareholders may abstain from voting on the proposal and you are being asked only to express your preference for a one, two or three year frequency or to abstain from voting.

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A THREE-YEAR FREQUENCY FOR THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SHAREHOLDER PROPOSALS

Under applicable regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2012 annual meeting of shareholders must present such proposal to our Secretary at our principal office at 451 Florida Street, Baton Rouge, Louisiana 70801, not later than February 10, 2012, in order for the proposal to be considered for inclusion in our Proxy Statement. We anticipate holding the 2012 annual meeting on Wednesday, May 11, 2012.

Our bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the Proxy Statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•

a representation that the shareholder is a holder of record of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

The Secretary must receive written notice of a shareholder proposal to be acted upon at the 2012 annual meeting of shareholders not later than the close of business on January 21, 2012, nor earlier than the close of business on December 22, 2011.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our Internet website at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801 or by telephoning (225) 388-8011.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Karen G. Narwold, Secretary

ALBEMARLE CORPORATION 451 FLORIDA STREET BATON ROUGE, LOUISIANA 70801

Vote 24 hours a day, 7 days a week! VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not send your proxy by mail. ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

Albemarle Corporation (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents. To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34465-P08041 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION

The Board of Directors recommends that you vote FOR the following: Vote on Directors

1. Election of Directors

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

(01) J. Alfred Broaddus, Jr. (06) Barry W. Perry

(02) William H. Hernandez (07) Mark C. Rohr

(03) R. William Ide III (08) John Sherman, Jr.

(04) Richard L. Morrill (09) Harriett Tee Taggart

(05) Jim W. Nokes (10) Anne Marie Whittemore

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals 2 and 3 below:

2. The proposal to approve the non-binding advisory resolution approving the compensation of our named executive officers.

3. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For Against Abstain

The Board of Directors recommends a vote FOR 3 YEARS for Proposal 4:

Note: You are not voting to approve or disapprove this recommendation.

4. The proposal to recommend, by non-binding vote, the frequency of the non-binding shareholder vote on executive compensation checked on the right side. (Check one.)

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on 0 the back where indicated.

1 Year 2 Years 3 Years Abstain

Please indicate if you plan to attend this meeting.

Yes No

Please indicate if you wish to access annual reports and proxy statements electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

Yes No

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Albemarle Corporation

Proxy for Annual Meeting of Shareholders to be held on May 11, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. William Ide III and John Sherman Jr., or any of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held May 11, 2011, and at any and all adjournments or postponements thereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2 and 3, FOR a three-year frequency on Proposal 4 and according to the discretion of the proxy holders, on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

Vote 24 hours a day, 7 days a week! VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not send your proxy by mail.

ALBEMARLE CORPORATION 451 FLORIDA STREET BATON ROUGE, LOUISIANA 70801

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34467-Z54893 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION For Withhold For All

All All Except

The Board of Directors recommends that you vote FOR the following:

Vote on Directors 0 0

1. Election of Directors

Nominees:

(01) J. Alfred Broaddus, Jr. (06) Barry W. Perry

(02) William H. Hernandez (07) Mark C. Rohr

(03) R. William Ide III (08) John Sherman, Jr.

(04) Richard L. Morrill (09) Harriett Tee Taggart

(05) Jim W. Nokes (10) Anne Marie Whittemore

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals

The Board of Directors recommends you vote FOR Proposals 2 and 3 below:

2. The proposal to approve the non-binding advisory resolution approving the compensation of our named executive officers.

3. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For Against Abstain

The Board of Directors recommends a vote FOR 3 YEARS for Proposal 4:

Note: You are not voting to approve or disapprove this recommendation.

4. The proposal to recommend, by non-binding vote, the frequency of the non-binding shareholder vote on executive compensation checked on the right side. (Check one.)

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on

0

the back where indicated.

1 Year 2 Years 3 Years Abstain

Please indicate if you plan to attend this meeting.

Yes No

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Albemarle Corporation

Proxy for Annual Meeting of Shareholders to be held on May 11, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. William Ide III and John Sherman Jr., or any of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held May 11, 2011, and at any and all adjournments or postponements thereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2 and 3, FOR a three-year frequency on Proposal 4 and according to the discretion of the proxy holders, on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side